Exhibit 99.1
Execution Version
AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT
AMENDMENT NO. 1 (this “Amendment”), dated as of May 3, 2010, to the Stock Purchase Agreement, dated as of March 31, 2010 (the “Agreement”), by and between General Growth Properties, Inc., a Delaware corporation (“GGP”), and Pershing Square Capital Management, L.P. (“PSCM”), on behalf of Pershing Square, L.P., a Delaware limited partnership, Pershing Square II, L.P., a Delaware limited partnership, Pershing Square International, Ltd. a Cayman Islands exempted company and Pershing Square International V, Ltd., a Cayman Islands exempted company, (each, except PSCM, together with its permitted nominees and assigns, a “Purchaser”). All capitalized terms used in this Amendment which are not herein defined shall have the same meanings ascribed to them in the Agreement (as defined herein).
WHEREAS, Section 13.8 of the Agreement provides for the amendment of the Agreement in accordance with the terms set forth therein.
WHEREAS, on May 3, 2010, the Company entered into an amendment to the Fairholme Agreement in the form attached hereto as Exhibit A with the Fairholme Purchasers;
WHEREAS, on May 3, 2010, the Company entered into an amendment to the Brookfield Agreement in the form attached hereto as Exhibit B with the Brookfield Investor;
WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the premises, and of the covenants and agreements set forth herein, the parties agree as follows:
1.	Amendment of Exhibit A. Exhibit A to the Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit C to this Amendment.

2.	Amendment of Exhibit B. Exhibit B to the Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit D to this Amendment.

3.	Amendment of Exhibit G. Exhibit G to the Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit E to this Amendment.

4.	Amendment to Section 1.1(e). Section 1.1(e) of the Agreement is hereby amended and restated in its entirety to read as follows:
“The obligations of each Purchaser hereunder shall be determined as follows: PSCM will deliver written notice to the Company on or before the 20th day following execution of this Agreement wherein PSCM will designate the “GGP Pro Rata Share” and the “GGO Pro Rata Share” for each Purchaser; provided that the aggregate GGP Pro Rata Share of the Purchasers shall equal the quotient of

1.0 divided by 3.5 and the aggregate GGO Pro Rata Share of the Purchasers shall equal 50%. If PSCM fails to make such allocations to Purchasers that are reasonably creditworthy in light of the allocation, each Purchaser (other than Pershing Square International, Ltd. and Pershing Square International V, Ltd.) will be bound jointly and severally hereby, and Pershing Square International Ltd. and Pershing Square International V, Ltd. shall unconditionally guarantee the performance hereunder of the other Purchasers.”
5.	Amendment to Section 1.4. Section 1.4 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Company Election to Replace Certain Shares; Company Election to Reserve and Repurchase Certain Shares.
(a) In the event that the Company has sold, or has binding commitments to sell on or prior to the Effective Date, Permitted Replacement Shares, the Company may elect by written notice to each Purchaser to reduce the Total Purchase Amount by all or any portion of the number of such Permitted Replacement Shares as the Company may determine in its discretion; provided, that the Total Purchase Amount shall not be less than 190,000,000. No election by the Company under this Section 1.4(a) shall be effective unless received by each Purchaser on or prior to the date of notice of the time fixed for the hearing to approve the Confirmation Order under Bankruptcy Rule 2002. Any election by the Company under this Section 1.4(a) shall be binding and irrevocable.
(b) If the Plan as confirmed provides for the commencement on or about the Effective Date of a broadly distributed public offering of Permitted Replacement Shares on terms and conditions and with one or more underwriters and a plan of distribution, the Company may elect by written notice to each Purchaser on or prior to the date of notice of the time fixed for the hearing to approve the Confirmation Order under Bankruptcy Rule 2002 to specify a number of Shares to be purchased by the Purchasers at Closing as Shares to be subject to repurchase after Closing pursuant to this Section 1.4(b) (the “Reserved Shares”); provided, that the excess of (i) its GGP Pro Rata Share of the Total Purchase Amount minus (ii) the Reserved Shares shall not be less than its GGP Pro Rata Share of 190,000,000. If the Company elects to designate any Reserved Shares, the Company shall pay to each Purchaser in cash on the Effective Date an amount equal to $0.25 per Reserved Share. Upon payment of such amount, the Company shall thereafter have the right to elect by written notice to each Purchaser (a “Repurchase Notice”) on or prior to the 25th day after the Effective Date (or, if not a Business Day, the next Business Day) to repurchase from each Purchaser a number of Shares equal to such Purchaser’s GGP Pro Rata Share of the greater of (x) the aggregate amount of Permitted Replacement Capital Shares sold by the Company in such public offering and (y) the Reserved Shares. The purchase price for any repurchased Shares shall be $10.00 per Share, payable in cash in immediately available funds against delivery of the repurchased Reserved Shares on a settlement date determined by the Company and each Purchaser and not later than the date that is 30 days after the Effective Date. Any Repurchase Notice under this Section 1.4(b) shall, when taken together with this Agreement, constitute a binding offer and acceptance and be irrevocable.”
6.	Amendments to Section 2.1(a). Section 2.1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
“On or prior to the Effective Date, the Company shall incorporate GGO with issued and outstanding capital stock consisting of at least the GGO Common Share Amount of shares of common stock (the “GGO Common Stock”), designate an employee of the Company familiar with the Identified Assets and reasonably acceptable to each Purchaser to serve as a representative of GGO (the “GGO Representative”) and shall contribute to GGO (directly or indirectly) the assets (and/or equity interests related thereto) set forth in Exhibit E hereto and have GGO assume directly or indirectly the associated liabilities (the “Identified Assets”); provided, however, that to the extent the Company is prohibited by Law from contributing one or more of the Identified Assets to GGO or the contribution thereof would breach or give rise to a default under any Contract, agreement or instrument that would, in the good faith judgment of the Company in consultation with the GGO Representative, impair in any material respect the value of the relevant Identified Asset or give rise to additional liability (other than liability that would not, in the aggregate, be material) on the part of GGO or the Company or a Subsidiary of the Company, the Company shall (i) to the extent not prohibited by Law or would not give rise to such a default, take such action or cause to be taken such other actions in order to place GGO, insofar as reasonably possible, in the same economic position as if such Identified Asset had been transferred as contemplated hereby and so that, insofar as reasonably possible, substantially all the benefits and burdens (including all obligations thereunder but excluding any obligations that arise out of the transfer of the Identified Asset to the extent included in Permitted Claims) relating to such Identified Asset, including possession, use, risk of loss, potential for gain and control of such Identified Asset, are to inure from and after the Closing to GGO (provided that as soon as a consent for the contribution of an Identified Asset is obtained or the contractual impediment is removed or no longer applies, the applicable Identified Asset shall be promptly contributed to GGO), or (ii) to the extent the actions contemplated by clause (i) are not possible without resulting in a material and adverse effect on the Company and its Subsidiaries (as reasonably determined by the Company in consultation with the GGO Representative), contribute other assets, with the consent of each Purchaser (which such Purchaser shall not unreasonably withhold, condition or delay), having an economically equivalent value and related financial impact on the Company (in each case, as reasonably agreed by each Purchaser and the Company in consultation with the GGO Representative) to the Identified Asset not so contributed.”

7.	Amendment to Section 2.1(e). The first sentence of Section 2.1(e) of the Agreement is hereby amended and restated in its entirety to read as follows:
“With respect to the Columbia Master Planned Community (the “CMPC”), it is the intention of the parties that office and mall assets currently producing any material amount of income at the CMPC (including any associated right of access to parking spaces) will be retained by the Company and the remaining non-income producing assets at the CMPC will be transferred to GGO (including rights to develop and/or redevelop (as appropriate) the remainder of the CMPC).”
8.	Amendments to Section 5.2. Section 5.2 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Warrants, New Warrants and GGO Warrants. Within one Business Day of the date of the entry of the Approval Order, the Company and the warrant agent shall execute and deliver the warrant and registration rights agreement in the form attached hereto as Exhibit G (with only such changes thereto as may be reasonably requested by the warrant agent and reasonably approved by each Purchaser) (the “Warrant Agreement”) pursuant to which there will be issued to PSCM 17,142,857 warrants (the “Warrants”) each of which, when issued, delivered and vested in accordance with the terms of the Warrant Agreement, will entitle the holder to purchase one (1) share of Common Stock at an initial price of $15.00 per share subject to adjustment as provided in the Warrant Agreement. The Warrant Agreement shall provide that the Warrants shall vest in accordance with Section 2.2(b) and Schedule A of the Warrant Agreement. For the avoidance of doubt, Warrants that have not vested may not be exercised. The Plan shall provide that upon the Effective Date, the Warrants, regardless of whether or not vested, shall be cancelled for no consideration. The Plan shall also provide that there shall be issued to each Purchaser pro rata in accordance with the number of shares of New Common Stock or GGO Common Stock, as the case may be, purchased, an aggregate of (i) 17,142,857 fully vested warrants (the “New Warrants”) each of which entitles the holder to purchase one (1) share of New Common Stock at an initial purchase price of $10.50 per share subject to adjustment as provided in the underlying warrant agreement and (ii) 20,000,000 fully vested warrants (the “GGO Warrants”) each of which entitles the holder to purchase one (1) share of GGO Common Stock at a price of $5.00 per share subject to adjustment as provided in the underlying warrant agreement, each in accordance with the terms set forth in a warrant and registration rights agreement with terms substantially similar to the terms set forth in the Warrant Agreement, except that the expiration date for each New Warrant and GGO Warrant shall be the seventh year anniversary of the date on which such warrants are issued. PSCM, in its sole discretion, may designate that some or all of the New Warrants or GGO Warrants be issued in the name of, and delivered to, any member of the Purchaser Group in accordance with and subject to the Designation Conditions.”

9.	Amendment to Section 5.9(a)(i). The third sentence of Section 5.9(a)(i) of the Agreement is hereby amended to replace “Section 5.9(b)” therein with “Section 5.9(a)(ii)”.

10.	Amendments to Section 5.14. Section 5.14 of the Agreement is hereby amended by adding at the end thereof the following new paragraph (e):
“(e) Newco (as defined in Exhibit B) will be formed by the Operating Partnership solely for the purpose of engaging in the transactions contemplated by this Agreement, including Exhibit B and Capital Raising Activities permitted pursuant to this Agreement. Prior to the Closing, Newco will not engage in any business activity, nor conduct its operations, other than as contemplated by this Agreement (which, for greater certainty, shall include Capital Raising Activities permitted pursuant to this Agreement).”
11.	Amendments to Section 5.16(d). Section 5.16(d) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(d) It is the intention of the parties that any Reserve should not alter the intended allocation of value between GGO and the Company as Claims are resolved over time. Accordingly, the Plan shall provide that, if a GGO Promissory Note is required to be issued at Closing and there is a Reserve Surplus Amount as of the end of any fiscal quarter prior to the maturity of the GGO Promissory Note, then the principal amount of the GGO Promissory Note shall be reduced, but not below zero, by (i) if and to the extent that such Reserve Surplus Amount as of such date is less than or equal to the Net Debt Surplus Amount, 80% of the Reserve Surplus Amount, and otherwise (ii) 100% of an amount equal to the Reserve Surplus Amount; provided, however, that because this calculation may be undertaken on a periodic basis, for purposes of clauses (i) and (ii), no portion of the Reserve Surplus Amount shall be utilized to reduce the amount of the GGO Promissory Note if it has been previously utilized for such purpose. In the event that any party requests an equitable adjustment to this formula, the other parties shall consider the request in good faith.”
12.	Amendment to Section 6.4. Section 6.4 of the Agreement is hereby amended by inserting at the end thereof the following:
“The Plan shall provide that in addition to the covenants provided in the Non-Control Agreement, at the time of an underwritten offering of equity or convertible securities by the Company on or prior to the 30th day after the Effective Date, each Purchaser and the other members of the Purchaser Group will enter into a customary ‘lock-up’ agreement with respect to third-party sales of New Common Stock for a period of time not to exceed 120 days to the extent reasonably requested by the managing underwriter in connection with such offering.”
13.	Amendments to Article VI. Article VI of the Agreement is hereby amended by adding at the end thereof the following new sections:
“SECTION 6.8. [Intentionally Omitted.]”
“SECTION 6.9. Additional Backstops.
(a) The Company may, at its option, include in the Plan an offering (the “GGP Backstop Rights Offering”) to its then-existing holders of Common Stock of rights to purchase New Common Stock on the Effective Date in an amount sufficient to yield to the Company aggregate net proceeds on the Effective Date of up to $500,000,000 or such lesser amount as the Company may determine (the “GGP Backstop Rights Offering Amount”). In connection with the GGP Backstop Rights Offering:
(i) Each Purchaser and the Brookfield Investor (together with the Purchaser, the “Backstop Investors”) and the Company shall appoint a mutually-acceptable and internationally-recognized investment bank to act as bookrunning dealer-manager for the GGP Backstop Rights Offering (the “Dealer Manager”) pursuant to such arrangements as they may mutually agree;
(ii) the Dealer Manager will, no later than the fifth business day in advance of the commencement of the solicitation of votes on the Plan and offering of rights in the GGP Backstop Rights Offering (which shall not be longer than 60 days), recommend in writing to the Backstop Investors and the Company the number of shares of New Common Stock that may be purchased for each share of Common Stock , the subscription price of such purchase and the other terms for the rights offering that the Dealer Manager determines are reasonably likely to yield committed proceeds to the Company at the Effective Date equal to the GGP Backstop Rights Offering Amount (it being understood that the Dealer Manager will have no liability if it is later determined that its good faith determination was erroneous);
(iii) the Backstop Investors agree, severally but not jointly and severally, to subscribe, or cause one or more designees to subscribe, for New Common Stock on a pro rata basis to the extent rights are declined by holders of Common Stock, subject to the subscription rights among the Backstop Investors set forth in clause (iv);
(iv) the Backstop Investors will have subscription rights in any such offering allowing them to maintain their respective proportionate pro forma New Common Stock-equivalent interests on a Fully Diluted Basis with the effect that the Backstop Investors will be assured of the ability to acquire such number of shares of New Common Stock as would have been available to them pursuant to Section 5.9 had the GGP Backstop Rights Offering been made after the Closing;
(v) the Backstop Investors will receive aggregate compensation in the form of New Common Stock (whether or not the backstop commitments are utilized) with a value equal to three percent (3%) of the GGP Backstop Rights Offering Amount; and
(vi) the amount of New Common Stock to be purchased pursuant to the GGP Backstop Rights Offering will be subject to reduction to the extent that either (A) the Company Board determines in its business judgment after consultation with the Backstop Investors that it has sufficient liquidity and working capital available to it in light of circumstances at the time and the costs and benefits to the Company of consummation of the GGP Backstop Rights Offering or (B) the Backstop Investors have agreed that they will provide to the Company, in lieu of the GGP Backstop Rights Offering the Bridge Securities contemplated in clause (b) below.
(b) The Company shall give each Backstop Investor written notice of its estimate of the amount the Backstop Investors will be required to fund pursuant to Section 6.9(a) no later than six (6) Business Days prior to the Closing Date. If each Backstop Investor agrees, the Backstop Investors shall have two (2) Business Days from the date of receipt of such notice to notify the Company in writing that they intend to elect to purchase from the Company in lieu of all or part of the proceeds to be provided by the GGP Backstop Rights Offering its pro rata portion of senior subordinated unsecured notes and/or preferred stock instruments (at the election of the Backstop Investors) on market terms except as provided below (the “Bridge Securities”). The Bridge Securities would have a final maturity date, in the case of a note, and a mandatory redemption date, in the case of preferred stock, on the 270th day after the Effective Date, would not require any mandatory interim cash distributions except as contemplated in (i) below, and would yield to the Company on the Closing Date cash proceeds (net of OID) of at least the proceeds from the GGP Backstop Rights Offering that such Bridge Securities are intended to replace. The Bridge Securities would be subordinated in right of payment to any New Debt, would have market coupon and fees, would allow for any interest due prior to maturity to be “paid in kind” (rather than paid in cash) at the election of the Company, would be prepayable, without any prepayment penalty or prepayment premium, on a pro rata basis at any time, and would otherwise be on market terms (determined such that fair value of the Bridge Securities as of the Effective Date is equal to par minus OID).
If the GGP Backstop Rights Offering is completed or the Bridge Securities are issued:
(i) unless the Backstop Investors otherwise agree, the Bridge Securities shall be subject to mandatory prepayment on a pro rata basis out of the proceeds of any equity or debt securities offered or sold by the Company at any time the Bridge Securities are outstanding (other than the New Common Stock sold to the Backstop Investors, any New Common Stock sold in the GGP Backstop Rights Offering and the New Debt); and
(ii) if the Bridge Securities are issued and not repaid on or before the date that is thirty (30) days following the Effective Date, the Company shall conduct a rights offering in an amount equal to the outstanding amount due with respect to the Bridge Securities and with a pro rata backstop by each applicable Backstop Investor on substantially the same procedure and terms provided in clause (a) above, with such rights offering to have a subscription period of not more than 30 days that ends no later than the 10th day prior to the final maturity date or mandatory redemption of the Bridge Securities.
(c) If the Company requests the Initial Investors, in writing, at any time prior to fifteen (15) days before the commencement of solicitation of acceptances of the Plan, each Initial Investor agrees that it shall, severally but not jointly and severally, provide or cause a designee to provide its pro rata share of a backstop for new bonds, loans or preferred stock (as determined by the Initial Investor) in an aggregate amount equal to $1,500,000,000 less the Reinstated Amounts, at a market rate and market commitment fees, and otherwise on terms and conditions to be mutually agreed among the Initial Investors and the Company. The new bonds, loans or preferred stock would require no mandatory interim cash principal payments prior to the third anniversary of issuance (unless funded from committed junior indebtedness or junior preferred stock), and would yield proceeds to the Company on the Closing Date net of OID of at least $1,500,000,000 less the Reinstated Amounts. Any Initial Investor may at any time designate in writing one or more financial institutions with a corporate investment grade credit rating (from S&P or Moody’s) to make a substantially similar undertaking as that provided herein and, upon the receipt of such an undertaking by the Company in form and substance reasonably satisfactory to the Company, such Initial Investor shall be released from its obligations under its applicable Investment Agreement.
(d) For the purposes of Section 6.9(a) and Section 6.9(b), the “pro rata share” or “pro rata basis” of each Backstop Investor shall be determined in accordance with the maximum number of shares of New Common Stock each Backstop Investor has committed to purchase at Closing pursuant to the Brookfield Agreement or this Agreement, as applicable, as of the date hereof, in relation to the aggregate maximum number of shares of New Common Stock all Backstop Investors have committed to purchase at Closing pursuant to the Brookfield Agreement or this Agreement, as applicable, as of the date hereof. For the purposes of Section 6.9(c), the “pro rata share” or “pro rata basis” of each Initial Investor shall be determined in accordance with the maximum number of shares of New Common Stock each Initial Investor has committed to purchase at Closing pursuant to its Investment Agreement as of the date hereof, but excluding any shares of New Common Stock the Backstop Investors have committed to purchase pursuant to this Section 6.9.”

14.	Amendment to Section 7.1(l). The first sentence of Section 7.1(l) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Registration Rights. The Company shall have filed with the SEC and the SEC shall have declared effective, as of Closing, to the extent permitted by applicable SEC rules, a shelf registration statement on Form S-1 or Form S-11, as applicable, covering the resale by each Purchaser and member of the Purchaser Group of the Shares, any securities issued pursuant to clause (c) of Section 6.9 and the New Common Stock issuable upon exercise of the New Warrants, containing a plan of distribution reasonably satisfactory to each Purchaser.”
15.	Amendment to Section 7.1(n). Section 7.1(n) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Liquidity. The Company shall have, on the Effective Date and after giving effect to the use of proceeds from Capital Raising Activities permitted under this Agreement and the issuance of the Shares, and the payment and/or reserve for all allowed and disputed claims under the Plan, transaction fees and other amounts required to be paid in cash or Shares under the Plan as contemplated by the Plan Summary Term Sheet, an aggregate amount of not less than $350,000,000 of Proportionally Consolidated Unrestricted Cash (the “Liquidity Target”) plus, the net proceeds of the Additional Financings and the aggregate principal amount of the Anticipated Debt Paydowns (or such higher number as may be agreed to by each Purchaser and the Company).”
16.	Amendment to Section 7.1(p). Section 7.1(p) of the Agreement is hereby amended to replace “22,100,000,000” therein with “22,250,000,000”.

17.	Amendment to Section 7.1(q). Section 7.1(q) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Outstanding Common Stock. The number of issued and outstanding shares of New Common Stock on a Fully Diluted Basis (including the Shares) shall not exceed the Share Cap Number. The “Share Cap Number” means 1,104,683,256 plus up to 65,000,000 shares of New Common Stock issued in Liquidity Equity Issuances, plus 17,142,857 shares of New Common Stock issuable upon the exercise of the New Warrants, plus the shares of New Common Stock issuable upon the exercise of those certain warrants issued to the Brookfield Consortium Members pursuant to the Brookfield Agreement and to the Fairholme Purchasers pursuant to the Fairholme Agreement, plus the number of shares of Common Stock issued as a result of the exercise of employee stock options to purchase Common Stock outstanding on the date hereof, plus, in the event shares of New Common Stock are issued pursuant to Section 6.9(b), the difference between (i) the number of shares of New Common Stock issued to existing holders of

Common Stock and the Backstop Investors, in each case, pursuant to Section 6.9(b) minus (ii) 50,000,000 shares of New Common Stock; provided, that if Indebtedness under the Rouse Bonds or the Exchangeable Notes is reinstated under the Plan, or the Company shall have incurred New Debt, or between the date of this Agreement and the Closing Date the Company shall have sold for cash real property assets outside of the ordinary course of business (“Asset Sales”), the Share Cap Number shall be reduced by the quotient (rounded up to the nearest whole number) obtained by dividing (x) the sum of Reinstated Amounts and the net cash proceeds to the Company from Asset Sales in excess of $150,000,000 and the issuance of New Debt by (y) the Per Share Purchase Price.”
18.	Amendment to Section 7.1(r)(vi). Section 7.1(r)(vi) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(vi) none of the Company or any of its Subsidiaries shall have issued, delivered, granted, sold or disposed of any Equity Securities (other than (A) issuances of shares of Common Stock issued pursuant to, and in accordance with, Section 7.1(u), but subject to Section 7.1(q), (B) pursuant to the Equity Exchange, (C) the issuance of shares pursuant to the exercise of employee stock options issued pursuant to the Company Option Plans, (D) as set forth on Section 7.1(u) of the Company Disclosure Letter), or (E) the issuance of shares to existing holders of Common Stock and the Backstop Investors, in each case, pursuant to Section 6.9(b));”
19.	Amendment to Section 7.1(u). Section 7.1(u) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Issuance or Sale of Common Stock. Neither the Company nor any of its Subsidiaries shall have issued or sold any shares of Common Stock (or securities, warrants or options that are convertible into or exchangeable or exercisable for, or linked to the performance of, Common Stock) (other than (A) pursuant to the Equity Exchange, (B) the issuance of shares pursuant to the exercise of employee stock options issued pursuant to the Company Option Plans, (C) as set forth on Section 7.1(u) of the Company Disclosure Letter or (D) the issuance of shares to existing holders of Common Stock and the Backstop Investors, in each case, pursuant to Section 6.9(b)), unless (1) the purchase price (or, in the case of securities that are convertible into or exchangeable or exercisable for, or linked to the performance of, Common Stock, the conversion, exchange or exercise price) shall not be less than $10.00 per share (net of all underwriting and other discounts, fees and any other compensation), (2) following such issuance or sale, (x) no Person (other than (i) an Initial Investor and their respective Affiliates pursuant to the Investment Agreements and (ii) any institutional underwriter or initial purchaser acting in an underwriter capacity in an underwritten offering) shall, after giving effect to such issuance or sale, beneficially own more than 10% of the Common Stock of the Company on a Fully Diluted Basis, and (y) no four Persons (other than the Purchasers, members of the Pershing Purchaser Group, the members of the Fairholme Purchaser Group, the Brookfield Consortium Members or the Brookfield Investor) shall, after giving effect to such issuance or sale, beneficially own more than thirty percent (30%) of the Common Stock on a Fully Diluted Basis; provided, that this clause (2) shall not be applicable to any conversion or exchange of claims against the Debtors into New Common Stock pursuant to the Plan; provided, further, that subclause (y) of this clause (2) shall not be applicable with respect to any Person listed on Exhibit N and (3) each Purchaser shall have been offered the right to purchase up to its GGP Pro Rata Share of 15% of such shares of Common Stock (or securities, warrants or options that are convertible into or exchangeable or exercisable for Common Stock) on terms otherwise consistent with Section 5.9 (except the provisions of such Section 5.9 with respect to issuances contemplated by this Section 7.1(u) shall apply from the date of this Agreement) (provided that the right described in this clause (3) shall not be applicable to the issuance of shares or warrants contemplated by the other Investment Agreements, or any conversion or exchange of debt or other claims into equity in connection with the Plan).”
20.	Amendment to Section 7.1(w). Section 7.1(w) of the Agreement is hereby amended and restated in its entirety to read as follows:
“GGO Promissory Note. The GGO Promissory Note, if any, shall have been issued by GGO (or one of its Subsidiaries, provided that the GGO Promissory Note is guaranteed by GGO) in favor of the Operating Partnership.”
21.	Amendment to Section 8.1(m). Section 8.1(m) of the Agreement is hereby amended and restated in its entirety to read as follows:
“GGO Promissory Note. The GGO Promissory Note, if any, shall have been issued by GGO (or one of its Subsidiaries, provided that the GGO Promissory Note is guaranteed by GGO) in favor of the Operating Partnership.”
22.	Amendment to Section 11.1(b)(iii). Section 11.1(b)(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:
“if, from and after the issuance of the Warrants, the Approval Order shall without the prior written consent of each Purchaser, cease to be in full force and effect resulting in the cancellation of any Warrants or a modification of any Warrants, in each case, other than pursuant to their terms, that adversely affects any Purchaser;”
23.	Amendment to Section 11.1(b)(v). Section 11.1(b)(v) of the Agreement is hereby amended by inserting “, in each case, ” before “(A)”.

24.	Amendment to Section 11.1(b)(vii). Section 11.1(b)(vii) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(vii) if the Company or any Subsidiary of the Company issues any shares of Common Stock or New Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock or New Common Stock) at a purchase price (or in the case of securities that are convertible into or exchangeable or exercisable for, or linked to the performance of, Common Stock or New Common Stock, the conversion, exchange, exercise or comparable price) of less than $10.00 per share (net of all underwriting and other discounts, fees and any other compensation and related expenses) of Common Stock or New Common Stock or converts any claim against any of the Debtors into New Common Stock at a conversion price less than $10.00 per share of Common Stock or New Common Stock (in each case, other than pursuant to (A) the exercise, exchange or conversion of Share Equivalents of the Company existing on the date of this Agreement in accordance with the terms thereof as of the date of this Agreement, (B) the Equity Exchange, (C) the issuance of shares upon the exercise of employee stock options issued pursuant to the Company Option Plans, (D) the issuance of shares as set forth on Section 7.1(u) of the Company Disclosure Letter, or (E) the issuance of shares to existing holders of Common Stock and the Backstop Investors, in each case, pursuant to Section 6.9(b);”
25.	Amendment to Section 12.1. Section 12.1 of the Agreement is hereby amended as follows:
a.	The definition of “Competing Transaction” is hereby amended and restated in its entirety to read as follows:
““Competing Transaction” means, other than the transactions contemplated by this Agreement or the Plan Summary Term Sheet, or by the other Investment Agreements, any offer or proposal relating to (i) a merger, consolidation, business combination, share exchange, tender offer, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company or (ii) any direct or indirect purchase or other acquisition by a “person” or “group” of “beneficial ownership” (as used for purposes of Section 13(d) of the Exchange Act) of, or a series of transactions to purchase or acquire, assets representing 30% or more of the consolidated assets or revenues of the Company and its Subsidiaries taken as a whole or 30% or more of the Common Stock of the Company (or securities convertible into or exchangeable or exercisable for 30% or more of the Common Stock of the Company) or (iii) any recapitalization of the Company or the provision of financing to the Company that shall cause any condition in Section 7.1 not to be satisfied, in each case, other than the recapitalization and financing transactions contemplated by this Agreement and the Plan Summary Term Sheet (or the financing provided by the Initial Investors) or that will be effected together with the transactions contemplated hereby.”
b.	The definition of “Essential Assets” is hereby deleted in its entirety.
c.	The definition of “Excess Surplus Amount” is hereby amended and restated in its entirety to read as follows:
““Excess Surplus Amount” means the sum of: (i) if, after giving effect to the application of the Reserve Surplus Amount to reduce the principal amount of the GGO Promissory Note pursuant to Section 5.16(d), any Reserve Surplus Amount remains, (A) if and to the extent that such Reserve Surplus Amount is less than or equal to the Net Debt Surplus Amount, 80% of such remaining Reserve Surplus Amount, and otherwise (B) 100% of the remaining Reserve Surplus Amount; and (ii) (A) if a GGO Promissory Note is required to be issued at Closing, 80% of the aggregate Offering Premium, if any, less the amount of any reduction in the principal amount of the GGO Promissory Note pursuant to Section 5.16(e) hereof, or (B) if the GGO Promissory Note is not required to be issued at Closing, the sum of (x) 80% of the aggregate Offering Premium and (y) 80% of the excess, if any, of the Net Debt Surplus Amount over the Hughes Amount.”
d.	The definition of “Excluded Claims” is hereby amended and restated in its entirety to read as follows:
““Excluded Claims” means:
(i) prepetition and postpetition Claims secured by cashiers’, landlords’, workers’, mechanics’, carriers’, workmen’s, repairmen’s and materialmen’s liens and other similar liens,
(ii) except with respect to Claims related to GGO or the assets or businesses contributed thereto, prepetition and postpetition Claims for all ordinary course trade payables for goods and services related to the operations of the Company and its Subsidiaries (including, without limitation, ordinary course obligations to tenants, anchors, vendors, customers, utility providers or forward contract counterparties related to utility services, employee payroll, commissions, bonuses and benefits (but excluding the Key Employee Incentive Plan approved by the Bankruptcy Court pursuant to an order entered on October 15, 2009 at docket no. 3126), insurance premiums, insurance deductibles, self insured amounts and other obligations that are accounted for, consistent with past practice prior to the Petition Date, as trade payables); provided, however, that Claims or expenses related to the administration and conduct of the Bankruptcy Cases (such as professional fees and disbursements of financial, legal and other advisers and consultants retained in connection with the administration and conduct of the Company’s and its Subsidiaries’ Bankruptcy Cases and other expenses, fees and commissions related to the reorganization and recapitalization of the Company pursuant to the Plan, including related to the Investment Agreements, the issuance of the New Debt, Liquidity Equity Issuances and any other equity issuances contemplated by this Agreement and the Plan) shall not be Excluded Claims,
(iii) except with respect to Claims related to GGO or the assets or businesses contributed thereto, Claims and liabilities arising from the litigation or potential litigation matters set forth in that certain Interim Litigation Report of the Company dated March 29, 2010 and the Company’s litigation audit response to Deloitte & Touche dated February 25, 2010, both have been made available to each Purchaser prior to close of business on March 29, 2010 and other Claims and liabilities arising from ordinary course litigation or potential litigation that was not included in such schedule solely because the amount of estimated or asserted liabilities or Claims did not meet the threshold amount used for the preparation of such schedule, in each case, to the extent that such Claims and liabilities have not been paid and satisfied as of the Effective Date, are continuing following the Effective Date, excluding the Hughes Heirs Obligations,
(iv) except with respect to Claims related to GGO or the assets or businesses contributed thereto, all tenant, anchor and vendor Claims required to be cured pursuant to section 365 of the Bankruptcy Code, in connection with the assumption of an executory contract or unexpired lease under the Plan,
(v) any deficiency, guaranty or other similar Claims associated with the Special Consideration Properties (as such term is defined in the plans of reorganization for the applicable Confirmed Debtors),
(vi) the MPC Tax Reserve,
(vii) surety bond Claims relating to Claims of the type identified in clauses (i) through (vi) of this definition,
(viii) GGO Setup Costs (other than professional fees and disbursements of financial, legal and other advisers and consultants retained in connection with the administration and conduct of the Company’s and its Subsidiaries’ Bankruptcy Cases), and
(ix) any liabilities assumed by GGO and paid on the Effective Date by GGO or to be paid after the Effective Date by GGO (for avoidance of doubt, this includes any Claims that, absent assumption of the liability by GGO, would be a Permitted Claim).”
e.	The definition of “GGO Promissory Note” is hereby amended and restated in its entirety to read as follows:
““GGO Promissory Note” means an unsecured promissory note payable by GGO (or one of its Subsidiaries, provided that the GGO Promissory Note is guaranteed by GGO) in favor of the Operating Partnership in the aggregate principal amount of the GGO Note Amount, as adjusted pursuant to Section 5.16(d), Section 5.16(e) and Section 5.16(g), (i) bearing interest at a rate equal to the lower of (x) 7.5% per annum and (y) the weighted average effective rate of interest payable (after giving effect to the payment of any underwriting and all other discounts, fees and any other compensation) on each series of New Debt issued in connection with the Plan and (ii) maturing on the fifth anniversary of the Closing Date (or if such date is not a Business Day, the next immediately following Business Day), and (iii) including prohibitions on dividends and distributions, no financial covenants and such other customary terms and conditions as reasonably agreed to by each Purchaser and the Company.”
f.	The definition of “Permitted Claims” is hereby amended and restated in its entirety to read as follows:
““Permitted Claims” means, as of the Effective Date, other than Excluded Claims, (a) all Claims against the Debtors covered by the Plan (the “Plan Debtors”) that are classified in those certain classes of Claims described in Sections II B through E, G and P in the Plan Summary Term Sheet (the “PMA Claims”), (b) all Claims or other amounts required to be paid pursuant to the Plan to indenture trustees or similar servicing or administrative agents, with respect to administrative fees incurred by or reimbursement obligations owed to such indenture trustees or similar servicing or administrative agents in their capacity as such under the Corporate Level Debt documents, (c) any claims of a similar type as the PMA Claims that are or have been asserted against affiliates of the Plan Debtors that are or were debtors in the Bankruptcy Cases and for which a plan of reorganization has already been consummated (the “Confirmed Debtors”), and (d) surety bond Claims relating to the types of Claims identified in clauses (a) through (c) of this definition.”
g.	The definition of “Permitted Claims Amount” is hereby amended and restated in its entirety to read as follows:
““Permitted Claims Amount” means, as of the Effective Date, an amount equal to the sum of, without duplication, (a) the aggregate amount of accrued and unpaid Permitted Claims that have been allowed (by order of the Bankruptcy Court or pursuant to the terms of the Plan) as of the Effective Date, plus (b) the aggregate amount of the reserve to be established under the Plan with respect to accrued and unpaid Permitted Claims that have not been allowed or disallowed (in each case by order of the Bankruptcy Court or pursuant to the terms of the Plan) as of the Effective Date, with such aggregate amount to be determined by the Bankruptcy Court in the Confirmation Order or such other order as may be entered by the Bankruptcy Court on or prior to the Effective Date (the “Reserve”), plus (c) the aggregate amount of the GGO Setup Costs (other than professional fees and disbursements of financial, legal and other advisers and consultants retained in connection with the administration and conduct of the Company’s and its Subsidiaries’ Bankruptcy Cases) as of the Effective Date; provided, however, that there shall be no duplication with any amounts otherwise included in Closing Date Net Debt.”
h.	The definition of “Proportionally Consolidated Debt” is hereby amended and restated in its entirety to read as follows:
““Proportionally Consolidated Debt” means consolidated Debt of the Company less (1) all Debt of Subsidiaries of the Company that are not wholly-owned and other Persons in which the Company, directly or indirectly, holds a minority interest, to the extent such Debt is included in consolidated Debt, plus (2) the Company’s share of Debt for each non-wholly owned Subsidiary of the Company and each other Persons in which the Company, directly or indirectly, holds a minority interest based on the company’s pro-rata economic interest in each such Subsidiary or Person or, to the extent to which the Company is directly or indirectly (through one or more Subsidiaries or Persons) liable for a percent of such Debt that is greater than such pro-rata economic interest in such Subsidiary or Person, such larger amount; provided, however, for purposes of calculating Proportionally Consolidated Debt, the Debt of the Brazilian Entities shall be deemed to be $110,437,781.”

i.	The definition of “Reserve Surplus Amount” is hereby amended and restated in its entirety to read as follows:
““Reserve Surplus Amount” means, as of any date of determination, (x) the Reserve minus (y) the aggregate amount paid with respect to Permitted Claims through such date of determination to the extent such Permitted Claims were included in the calculation of the Reserve minus (z) any amount included in the Reserve with respect to Permitted Claims that the Company Board, based on the exercise of its business judgment and information available to the Company Board as of the date of determination, considers necessary to maintain as a reserve against Permitted Claims yet to be paid.”
26.	Amendment to Section 13.10. Section 13.10 of the Agreement is hereby amended by adding at the end thereof the following new sentence:
“If a transaction results in any adjustment to the exercise price for and number of Shares underlying the Warrants pursuant to Article 5 of the Warrant Agreement, the exercise price for and number of shares underlying each of the New Warrants and GGO Warrants described in Section 5.2 of this Agreement shall be adjusted for that transaction in the same manner.”
27.	No Further Amendment. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.
28.	Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

29.	Governing Law; Venue. THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND BOTH PARTIES WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS.

30.	Counterparts. This Amendment may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties; and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.
31.	Construction.
a.	Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the Agreement.

b.	Each reference to “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement” shall, from and after the date hereof, refer to the Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Agreement, as amended hereby, shall in all instances continue to refer to March 31, 2010, references to “the date hereof” and “the date of this Agreement” shall continue to refer to March 31, 2010.

c.	The headings in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.
32.	Bankruptcy Matters. For the avoidance of doubt, all obligations of the Company and its Subsidiaries in this Amendment are subject to and conditioned upon entry of the Approval Order or the Confirmation Order as provided for in Section 13.12 of the Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

GENERAL GROWTH PROPERTIES, INC.
By:	/s/ Thomas H. Nolan Jr.
	Name:	Thomas H. Nolan Jr.
	Title:	President and COO

PERSHING SQUARE CAPITAL MANAGEMENT, L.P. On behalf of each of the Purchasers
By:	PS Management GP, LLC
Its: General Partner

By:	/s/ William A. Ackman
	Name:	William A. Ackman
	Title:	Managing Member

[Signature Page To Amendment No. 1]

EXHIBIT A — AMENDMENT TO THE FAIRHOLME AGREEMENT

Execution Version
AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT
AMENDMENT NO. 1 (this “Amendment”), dated as of May 3, 2010, to the Stock Purchase Agreement, dated as of March 31, 2010 (the “Agreement”), by and between General Growth Properties, Inc., a Delaware corporation (“GGP”), and The Fairholme Fund, a series of Fairholme Funds, Inc., a Maryland corporation (“The Fairholme Fund”) and Fairholme Focused Income Fund, a series of Fairholme Funds, Inc., a Maryland corporation, (each, together with its permitted nominees and assigns, a “Purchaser”). All capitalized terms used in this Amendment which are not herein defined shall have the same meanings ascribed to them in the Agreement (as defined herein).
WHEREAS, Section 13.8 of the Agreement provides for the amendment of the Agreement in accordance with the terms set forth therein.
WHEREAS, on May 3, 2010, the Company entered into an amendment to the Pershing Agreement in the form attached hereto as Exhibit A with the Pershing Purchasers;
WHEREAS, on May 3, 2010, the Company entered into an amendment to the Brookfield Agreement in the form attached hereto as Exhibit B with the Brookfield Investor;
WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the premises, and of the covenants and agreements set forth herein, the parties agree as follows:
33.	Amendment of Exhibit A. Exhibit A to the Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit C to this Amendment.

34.	Amendment of Exhibit B. Exhibit B to the Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit D to this Amendment.

35.	Amendment of Exhibit G. Exhibit G to the Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit E to this Amendment.

36.	Amendment of Schedule I. Schedule I to the Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit F to this Amendment.

37.	Amendment to Section 1.4. Section 1.4 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Company Election to Replace Certain Shares; Company Election to Reserve and Repurchase Certain Shares.

(a) In the event that the Company has sold, or has binding commitments to sell on or prior to the Effective Date, Permitted Replacement Shares, the Company may elect by written notice to each Purchaser to reduce the Total Purchase Amount by all or any portion of the number of such Permitted Replacement Shares as the Company may determine in its discretion; provided, that the Total Purchase Amount shall not be less than 190,000,000. No election by the Company under this Section 1.4(a) shall be effective unless received by each Purchaser on or prior to the date of notice of the time fixed for the hearing to approve the Confirmation Order under Bankruptcy Rule 2002. Any election by the Company under this Section 1.4(a) shall be binding and irrevocable.
(b) If the Plan as confirmed provides for the commencement on or about the Effective Date of a broadly distributed public offering of Permitted Replacement Shares on terms and conditions and with one or more underwriters and a plan of distribution, the Company may elect by written notice to each Purchaser on or prior to the date of notice of the time fixed for the hearing to approve the Confirmation Order under Bankruptcy Rule 2002 to specify a number of Shares to be purchased by the Purchasers at Closing as Shares to be subject to repurchase after Closing pursuant to this Section 1.4(b) (the “Reserved Shares”); provided, that the excess of (i) its GGP Pro Rata Share of the Total Purchase Amount minus (ii) the Reserved Shares shall not be less than its GGP Pro Rata Share of 190,000,000. If the Company elects to designate any Reserved Shares, the Company shall pay to each Purchaser in cash on the Effective Date an amount equal to $0.25 per Reserved Share. Upon payment of such amount, the Company shall thereafter have the right to elect by written notice to each Purchaser (a “Repurchase Notice”) on or prior to the 25th day after the Effective Date (or, if not a Business Day, the next Business Day) to repurchase from each Purchaser a number of Shares equal to such Purchaser’s GGP Pro Rata Share of the greater of (x) the aggregate amount of Permitted Replacement Capital Shares sold by the Company in such public offering and (y) the Reserved Shares. The purchase price for any repurchased Shares shall be $10.00 per Share, payable in cash in immediately available funds against delivery of the repurchased Reserved Shares on a settlement date determined by the Company and each Purchaser and not later than the date that is 30 days after the Effective Date. Any Repurchase Notice under this Section 1.4(b) shall, when taken together with this Agreement, constitute a binding offer and acceptance and be irrevocable.”
38.	Amendments to Section 2.1(a). Section 2.1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
“On or prior to the Effective Date, the Company shall incorporate GGO with issued and outstanding capital stock consisting of at least the GGO Common Share Amount of shares of common stock (the “GGO Common Stock”), designate an employee of the Company familiar with the Identified Assets and reasonably acceptable to the other Initial Investors to serve as a representative of GGO (the “GGO Representative”) and shall contribute to GGO (directly or

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indirectly) the assets (and/or equity interests related thereto) set forth in Exhibit E hereto and have GGO assume directly or indirectly the associated liabilities (the “Identified Assets”); provided, however, that to the extent the Company is prohibited by Law from contributing one or more of the Identified Assets to GGO or the contribution thereof would breach or give rise to a default under any Contract, agreement or instrument that would, in the good faith judgment of the Company in consultation with the GGO Representative, impair in any material respect the value of the relevant Identified Asset or give rise to additional liability (other than liability that would not, in the aggregate, be material) on the part of GGO or the Company or a Subsidiary of the Company, the Company shall (i) to the extent not prohibited by Law or would not give rise to such a default, take such action or cause to be taken such other actions in order to place GGO, insofar as reasonably possible, in the same economic position as if such Identified Asset had been transferred as contemplated hereby and so that, insofar as reasonably possible, substantially all the benefits and burdens (including all obligations thereunder but excluding any obligations that arise out of the transfer of the Identified Asset to the extent included in Permitted Claims) relating to such Identified Asset, including possession, use, risk of loss, potential for gain and control of such Identified Asset, are to inure from and after the Closing to GGO (provided that as soon as a consent for the contribution of an Identified Asset is obtained or the contractual impediment is removed or no longer applies, the applicable Identified Asset shall be promptly contributed to GGO), or (ii) to the extent the actions contemplated by clause (i) are not possible without resulting in a material and adverse effect on the Company and its Subsidiaries (as reasonably determined by the Company in consultation with the GGO Representative), contribute other assets, with the separate consent of each Purchaser (which such Purchaser shall not unreasonably withhold, condition or delay), having an economically equivalent value and related financial impact on the Company (in each case, as reasonably agreed by each Purchaser and the Company in consultation with the GGO Representative) to the Identified Asset not so contributed.”
39.	Amendment to Section 2.1(e). The first sentence of Section 2.1(e) of the Agreement is hereby amended and restated in its entirety to read as follows:
“With respect to the Columbia Master Planned Community (the “CMPC”), it is the intention of the parties that office and mall assets currently producing any material amount of income at the CMPC (including any associated right of access to parking spaces) will be retained by the Company and the remaining non-income producing assets at the CMPC will be transferred to GGO (including rights to develop and/or redevelop (as appropriate) the remainder of the CMPC).”
40.	Amendments to Section 5.2. Section 5.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

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“Warrants, New Warrants and GGO Warrants. Within one Business Day of the date of the entry of the Approval Order, the Company and the warrant agent shall execute and deliver the warrant and registration rights agreement in the form attached hereto as Exhibit G (with only such changes thereto as may be reasonably requested by the warrant agent and reasonably approved by each Purchaser) (the “Warrant Agreement”) pursuant to which there will be issued to each Purchaser its GGP Pro Rata Share of 42,857,143 warrants (the “Warrants”) each of which, when issued, delivered and vested in accordance with the terms of the Warrant Agreement, will entitle the holder to purchase one (1) share of Common Stock at an initial price of $15.00 per share subject to adjustment as provided in the Warrant Agreement. The Warrant Agreement shall provide that the Warrants shall vest in accordance with Section 2.2(b) and Schedule A of the Warrant Agreement. For the avoidance of doubt, Warrants that have not vested may not be exercised. The Plan shall provide that upon the Effective Date, the Warrants, regardless of whether or not vested, shall be cancelled for no consideration. The Plan shall also provide that there shall be issued to each Purchaser pro rata in accordance with the number of shares of New Common Stock or GGO Common Stock, as the case may be, purchased, an aggregate of (i) 42,857,143 fully vested warrants (the “New Warrants”) each of which entitles the holder to purchase one (1) share of New Common Stock at an initial purchase price of $10.50 per share subject to adjustment as provided in the underlying warrant agreement and (ii) 20,000,000 fully vested warrants (the “GGO Warrants”) each of which entitles the holder to purchase one (1) share of GGO Common Stock at a price of $5.00 per share subject to adjustment as provided in the underlying warrant agreement, each in accordance with the terms set forth in a warrant and registration rights agreement with terms substantially similar to the terms set forth in the Warrant Agreement, except that the expiration date for each New Warrant and GGO Warrant shall be the seventh year anniversary of the date on which such warrants are issued.”
41.	Amendment to Section 5.9(a)(i). The third sentence of Section 5.9(a)(i) of the Agreement is hereby amended to replace “Section 5.9(b)” therein with “Section 5.9(a)(ii)”.
42.	Amendments to Section 5.14. Section 5.14 of the Agreement is hereby amended by adding at the end thereof the following new paragraph (e):
“(e) Newco (as defined in Exhibit B) will be formed by the Operating Partnership solely for the purpose of engaging in the transactions contemplated by this Agreement, including Exhibit B and Capital Raising Activities permitted pursuant to this Agreement. Prior to the Closing, Newco will not engage in any business activity, nor conduct its operations, other than as contemplated by this Agreement (which, for greater certainty, shall include Capital Raising Activities permitted pursuant to this Agreement).”

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43.	Amendments to Section 5.16(d). Section 5.16(d) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(d) It is the intention of the parties that any Reserve should not alter the intended allocation of value between GGO and the Company as Claims are resolved over time. Accordingly, the Plan shall provide that, if a GGO Promissory Note is required to be issued at Closing and there is a Reserve Surplus Amount as of the end of any fiscal quarter prior to the maturity of the GGO Promissory Note, then the principal amount of the GGO Promissory Note shall be reduced, but not below zero, by (i) if and to the extent that such Reserve Surplus Amount as of such date is less than or equal to the Net Debt Surplus Amount, 80% of the Reserve Surplus Amount, and otherwise (ii) 100% of an amount equal to the Reserve Surplus Amount; provided, however, that because this calculation may be undertaken on a periodic basis, for purposes of clauses (i) and (ii), no portion of the Reserve Surplus Amount shall be utilized to reduce the amount of the GGO Promissory Note if it has been previously utilized for such purpose. In the event that any party requests an equitable adjustment to this formula, the other parties shall consider the request in good faith.”
44.	Amendment to Section 6.4. Section 6.4 of the Agreement is hereby amended by inserting at the end thereof the following:
“The Plan shall provide that in addition to the covenants provided in the Non-Control Agreement, at the time of an underwritten offering of equity or convertible securities by the Company on or prior to the 30th day after the Effective Date, to the extent reasonably requested in connection with such offering by UBS or any other managing underwriter selected by the Company, each Purchaser and the other members of the Purchaser Group will covenant and agree that it does not currently intend to, and will not, sell, transfer or dispose of (each, a “Transfer”) any Shares for a period of time not to exceed 120 days from the date of completion of the offering without the consent of the representatives of such underwriter; provided, however, that a Purchaser or member of its Purchaser Group may Transfer its Shares in such amounts, and at such times, as Fairholme, as such Purchaser’s or Purchaser Group members’ manager, determines after the Closing Date to be in such Purchaser’s or Purchaser Group members’ best interests in light of its then current circumstances and the laws and regulations applicable to it as a management investment company registered under the Investment Company Act of 1940, as amended, with a policy of qualifying as a “regulated investment company” as defined in Subchapter M of the Internal Revenue Code of 1986, as amended.”
45.	Amendments to Article VI. Article VI of the Agreement is hereby amended by adding at the end thereof the following new sections:
“SECTION 6.8. [Intentionally Omitted.]”

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“SECTION 6.9. Additional Backstop.
(a) If the Company requests the Initial Investors, in writing, at any time prior to fifteen (15) days before the commencement of solicitation of acceptances of the Plan, each Initial Investor agrees that it shall, severally but not jointly and severally, provide or cause a designee to provide its pro rata share of a backstop for new bonds, loans or preferred stock (as determined by the Initial Investor) in an aggregate amount equal to $1,500,000,000 less the Reinstated Amounts, at a market rate and market commitment fees, and otherwise on terms and conditions to be mutually agreed among the Initial Investors and the Company. The new bonds, loans or preferred stock would require no mandatory interim cash principal payments prior to the third anniversary of issuance (unless funded from committed junior indebtedness or junior preferred stock), and would yield proceeds to the Company on the Closing Date net of OID of at least $1,500,000,000 less the Reinstated Amounts. Any Initial Investor may at any time designate in writing one or more financial institutions with a corporate investment grade credit rating (from S&P or Moody’s) to make a substantially similar undertaking as that provided herein and, upon the receipt of such an undertaking by the Company in form and substance reasonably satisfactory to the Company, such Initial Investor shall be released from its obligations under its applicable Investment Agreement.
(b) For the purposes of Section 6.9(a), the “pro rata share” or “pro rata basis” of each Initial Investor shall be determined in accordance with the maximum number of shares of New Common Stock each Initial Investor has committed to purchase at Closing pursuant to its Investment Agreement as of the date hereof, but excluding any shares of New Common Stock the Brookfield Investor or the Pershing Purchasers have committed to purchase pursuant to Section 6.9 of the other Investment Agreements.”
46.	Amendment to Section 7.1(l). The first sentence of Section 7.1(l) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Registration Rights. The Company shall have filed with the SEC and the SEC shall have declared effective, as of Closing, to the extent permitted by applicable SEC rules, a shelf registration statement on Form S-1 or Form S-11, as applicable, covering the resale by each Purchaser and member of the Purchaser Group of the Shares, any securities issued pursuant to Section 6.9(a) and the New Common Stock issuable upon exercise of the New Warrants, containing a plan of distribution reasonably satisfactory to each Purchaser.”
47.	Amendment to Section 7.1(n). Section 7.1(n) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Liquidity. The Company shall have, on the Effective Date and after giving effect to the use of proceeds from Capital Raising Activities permitted under this Agreement and the issuance of the Shares, and the payment and/or reserve for all allowed and disputed claims under the Plan, transaction fees and other amounts required to be paid in cash or Shares

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under the Plan as contemplated by the Plan Summary Term Sheet, an aggregate amount of not less than $350,000,000 of Proportionally Consolidated Unrestricted Cash (the “Liquidity Target”) plus, the net proceeds of the Additional Financings and the aggregate principal amount of the Anticipated Debt Paydowns (or such higher number as may be agreed to by each Purchaser and the Company).”
48.	Amendment to Section 7.1(p). Section 7.1(p) of the Agreement is hereby amended to replace “22,100,000,000” therein with “22,250,000,000”.
49.	Amendment to Section 7.1(q). Section 7.1(q) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Outstanding Common Stock. The number of issued and outstanding shares of New Common Stock on a Fully Diluted Basis (including the Shares) shall not exceed the Share Cap Number. The “Share Cap Number” means 1,104,683,256 plus up to 65,000,000 shares of New Common Stock issued in Liquidity Equity Issuances, plus 42,857,143 shares of New Common Stock issuable upon the exercise of the New Warrants, plus the shares of New Common Stock issuable upon the exercise of those certain warrants issued to the Brookfield Consortium Members pursuant to the Brookfield Agreement and to the Pershing Purchasers pursuant to the Pershing Agreement, plus the number of shares of Common Stock issued as a result of the exercise of employee stock options to purchase Common Stock outstanding on the date hereof, plus, in the event shares of New Common Stock are issued pursuant to Section 6.9(b) of the other Investment Agreements, the difference between (i) the number of shares of New Common Stock issued to existing holders of Common Stock, the Brookfield Investor and the Pershing Purchasers, in each case, pursuant to Section 6.9(b) of the other Investment Agreements minus (ii) 50,000,000 shares of New Common Stock; provided, that if Indebtedness under the Rouse Bonds or the Exchangeable Notes is reinstated under the Plan, or the Company shall have incurred New Debt, or between the date of this Agreement and the Closing Date the Company shall have sold for cash real property assets outside of the ordinary course of business (“Asset Sales”), the Share Cap Number shall be reduced by the quotient (rounded up to the nearest whole number) obtained by dividing (x) the sum of Reinstated Amounts and the net cash proceeds to the Company from Asset Sales in excess of $150,000,000 and the issuance of New Debt by (y) the Per Share Purchase Price.”
50.	Amendment to Section 7.1(r)(vi). Section 7.1(r)(vi) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(vi) none of the Company or any of its Subsidiaries shall have issued, delivered, granted, sold or disposed of any Equity Securities (other than (A) issuances of shares of Common Stock issued pursuant to, and in accordance with, Section 7.1(u), but subject to Section 7.1(q), (B) pursuant to the Equity Exchange, (C) the issuance of shares pursuant to the exercise of employee stock

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options issued pursuant to the Company Option Plans, (D) as set forth on Section 7.1(u) of the Company Disclosure Letter), or (E) the issuance of shares to existing holders of Common Stock, the Brookfield Investor and the Pershing Purchasers, in each case, pursuant to Section 6.9(b) of the other Investment Agreements);”
51.	Amendment to Section 7.1(u). Section 7.1(u) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Issuance or Sale of Common Stock. Neither the Company nor any of its Subsidiaries shall have issued or sold any shares of Common Stock (or securities, warrants or options that are convertible into or exchangeable or exercisable for, or linked to the performance of, Common Stock) (other than (A) pursuant to the Equity Exchange, (B) the issuance of shares pursuant to the exercise of employee stock options issued pursuant to the Company Option Plans, (C) as set forth on Section 7.1(u) of the Company Disclosure Letter or (D) the issuance of shares to existing holders of Common Stock, the Brookfield Investor and the Pershing Purchasers, in each case, pursuant to Section 6.9(b) of the other Investment Agreements), unless (1) the purchase price (or, in the case of securities that are convertible into or exchangeable or exercisable for, or linked to the performance of, Common Stock, the conversion, exchange or exercise price) shall not be less than $10.00 per share (net of all underwriting and other discounts, fees and any other compensation), (2) following such issuance or sale, (x) no Person (other than (i) an Initial Investor and their respective Affiliates pursuant to the Investment Agreements and (ii) any institutional underwriter or initial purchaser acting in an underwriter capacity in an underwritten offering) shall, after giving effect to such issuance or sale, beneficially own more than 10% of the Common Stock of the Company on a Fully Diluted Basis, and (y) no four Persons (other than the Purchasers, members of the Fairholme Purchaser Group, the members of the Pershing Purchaser Group, the Brookfield Consortium Members or the Brookfield Investor) shall, after giving effect to such issuance or sale, beneficially own more than thirty percent (30%) of the Common Stock on a Fully Diluted Basis; provided, that this clause (2) shall not be applicable to any conversion or exchange of claims against the Debtors into New Common Stock pursuant to the Plan; provided, further, that subclause (y) of this clause (2) shall not be applicable with respect to any Person listed on Exhibit N and (3) each Purchaser shall have been offered the right to purchase up to its GGP Pro Rata Share of 15% of such shares of Common Stock (or securities, warrants or options that are convertible into or exchangeable or exercisable for Common Stock) on terms otherwise consistent with Section 5.9 (except the provisions of such Section 5.9 with respect to issuances contemplated by this Section 7.1(u) shall apply from the date of this Agreement) (provided that the right described in this clause

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(3) shall not be applicable to the issuance of shares or warrants contemplated by the other Investment Agreements, or any conversion or exchange of debt or other claims into equity in connection with the Plan).”
52.	Amendment to Section 7.1(w). Section 7.1(w) of the Agreement is hereby amended and restated in its entirety to read as follows:
“GGO Promissory Note. The GGO Promissory Note, if any, shall have been issued by GGO (or one of its Subsidiaries, provided that the GGO Promissory Note is guaranteed by GGO) in favor of the Operating Partnership.”
53.	Amendment to Section 8.1(m). Section 8.1(m) of the Agreement is hereby amended and restated in its entirety to read as follows:
“GGO Promissory Note. The GGO Promissory Note, if any, shall have been issued by GGO (or one of its Subsidiaries, provided that the GGO Promissory Note is guaranteed by GGO) in favor of the Operating Partnership.”
54.	Amendment to Section 11.1(b)(iii). Section 11.1(b)(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:
“if, from and after the issuance of the Warrants, the Approval Order shall without the prior written consent of each Purchaser, cease to be in full force and effect resulting in the cancellation of any Warrants or a modification of any Warrants, in each case, other than pursuant to their terms, that adversely affects any Purchaser;”
55.	Amendment to Section 11.1(b)(v). Section 11.1(b)(v) of the Agreement is hereby amended by inserting “, in each case, “ before “(A)”.
56.	Amendment to Section 11.1(b)(vii). Section 11.1(b)(vii) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(vii) if the Company or any Subsidiary of the Company issues any shares of Common Stock or New Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock or New Common Stock) at a purchase price (or in the case of securities that are convertible into or exchangeable or exercisable for, or linked to the performance of, Common Stock or New Common Stock, the conversion, exchange, exercise or comparable price) of less than $10.00 per share (net of all underwriting and other discounts, fees and any other compensation and related expenses) of Common Stock or New Common Stock or converts any claim against any of the Debtors into New Common Stock at a conversion price less than $10.00 per share of Common Stock or New Common Stock (in each case, other than pursuant to (A) the exercise, exchange or conversion of Share Equivalents of the Company existing on the date

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of this Agreement in accordance with the terms thereof as of the date of this Agreement, (B) the Equity Exchange, (C) the issuance of shares upon the exercise of employee stock options issued pursuant to the Company Option Plans, (D) the issuance of shares as set forth on Section 7.1(u) of the Company Disclosure Letter, or (E) the issuance of shares to existing holders of Common Stock, the Brookfield Investor and the Pershing Purchasers, in each case, pursuant to Section 6.9(b) of the other Investment Agreements;”
57.	Amendment to Section 12.1. Section 12.1 of the Agreement is hereby amended as follows:
a.	The definition of “Competing Transaction” is hereby amended and restated in its entirety to read as follows:
““Competing Transaction” means, other than the transactions contemplated by this Agreement or the Plan Summary Term Sheet, or by the other Investment Agreements, any offer or proposal relating to (i) a merger, consolidation, business combination, share exchange, tender offer, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company or (ii) any direct or indirect purchase or other acquisition by a “person” or “group” of “beneficial ownership” (as used for purposes of Section 13(d) of the Exchange Act) of, or a series of transactions to purchase or acquire, assets representing 30% or more of the consolidated assets or revenues of the Company and its Subsidiaries taken as a whole or 30% or more of the Common Stock of the Company (or securities convertible into or exchangeable or exercisable for 30% or more of the Common Stock of the Company) or (iii) any recapitalization of the Company or the provision of financing to the Company that shall cause any condition in Section 7.1 not to be satisfied, in each case, other than the recapitalization and financing transactions contemplated by this Agreement and the Plan Summary Term Sheet (or the financing provided by the Initial Investors) or that will be effected together with the transactions contemplated hereby.”
b.	The definition of “Essential Assets” is hereby deleted in its entirety.
c.	The definition of “Excess Surplus Amount” is hereby amended and restated in its entirety to read as follows:
““Excess Surplus Amount” means the sum of: (i) if, after giving effect to the application of the Reserve Surplus Amount to reduce the principal amount of the GGO Promissory Note pursuant to Section 5.16(d), any Reserve Surplus Amount remains, (A) if and to the extent that such Reserve Surplus Amount is less than or equal to the Net Debt Surplus Amount, 80% of such remaining Reserve Surplus Amount, and otherwise (B) 100% of the remaining Reserve Surplus Amount; and (ii) (A) if a

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GGO Promissory Note is required to be issued at Closing, 80% of the aggregate Offering Premium, if any, less the amount of any reduction in the principal amount of the GGO Promissory Note pursuant to Section 5.16(e) hereof, or (B) if the GGO Promissory Note is not required to be issued at Closing, the sum of (x) 80% of the aggregate Offering Premium and (y) 80% of the excess, if any, of the Net Debt Surplus Amount over the Hughes Amount.”
d.	The definition of “Excluded Claims” is hereby amended and restated in its entirety to read as follows:
““Excluded Claims” means:
(i) prepetition and postpetition Claims secured by cashiers’, landlords’, workers’, mechanics’, carriers’, workmen’s, repairmen’s and materialmen’s liens and other similar liens,
(ii) except with respect to Claims related to GGO or the assets or businesses contributed thereto, prepetition and postpetition Claims for all ordinary course trade payables for goods and services related to the operations of the Company and its Subsidiaries (including, without limitation, ordinary course obligations to tenants, anchors, vendors, customers, utility providers or forward contract counterparties related to utility services, employee payroll, commissions, bonuses and benefits (but excluding the Key Employee Incentive Plan approved by the Bankruptcy Court pursuant to an order entered on October 15, 2009 at docket no. 3126), insurance premiums, insurance deductibles, self insured amounts and other obligations that are accounted for, consistent with past practice prior to the Petition Date, as trade payables); provided, however, that Claims or expenses related to the administration and conduct of the Bankruptcy Cases (such as professional fees and disbursements of financial, legal and other advisers and consultants retained in connection with the administration and conduct of the Company’s and its Subsidiaries’ Bankruptcy Cases and other expenses, fees and commissions related to the reorganization and recapitalization of the Company pursuant to the Plan, including related to the Investment Agreements, the issuance of the New Debt, Liquidity Equity Issuances and any other equity issuances contemplated by this Agreement and the Plan) shall not be Excluded Claims,
(iii) except with respect to Claims related to GGO or the assets or businesses contributed thereto, Claims and liabilities arising from the litigation or potential litigation matters set forth in that certain Interim Litigation Report of the Company dated March 29, 2010

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and the Company’s litigation audit response to Deloitte & Touche dated February 25, 2010, both have been made available to each Purchaser prior to close of business on March 29, 2010 and other Claims and liabilities arising from ordinary course litigation or potential litigation that was not included in such schedule solely because the amount of estimated or asserted liabilities or Claims did not meet the threshold amount used for the preparation of such schedule, in each case, to the extent that such Claims and liabilities have not been paid and satisfied as of the Effective Date, are continuing following the Effective Date, excluding the Hughes Heirs Obligations,
(iv) except with respect to Claims related to GGO or the assets or businesses contributed thereto, all tenant, anchor and vendor Claims required to be cured pursuant to section 365 of the Bankruptcy Code, in connection with the assumption of an executory contract or unexpired lease under the Plan,
(v) any deficiency, guaranty or other similar Claims associated with the Special Consideration Properties (as such term is defined in the plans of reorganization for the applicable Confirmed Debtors),
(vi) the MPC Tax Reserve,
(vii) surety bond Claims relating to Claims of the type identified in clauses (i) through (vi) of this definition,
(viii) GGO Setup Costs (other than professional fees and disbursements of financial, legal and other advisers and consultants retained in connection with the administration and conduct of the Company’s and its Subsidiaries’ Bankruptcy Cases), and
(ix) any liabilities assumed by GGO and paid on the Effective Date by GGO or to be paid after the Effective Date by GGO (for avoidance of doubt, this includes any Claims that, absent assumption of the liability by GGO, would be a Permitted Claim).”
e.	The definition of “GGO Promissory Note” is hereby amended and restated in its entirety to read as follows:
““GGO Promissory Note” means an unsecured promissory note payable by GGO (or one of its Subsidiaries, provided that the GGO Promissory Note is guaranteed by GGO) in favor of the Operating Partnership in the aggregate principal amount of the GGO Note Amount, as adjusted pursuant to Section 5.16(d), Section 5.16(e)

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and Section 5.16(g), (i) bearing interest at a rate equal to the lower of (x) 7.5% per annum and (y) the weighted average effective rate of interest payable (after giving effect to the payment of any underwriting and all other discounts, fees and any other compensation) on each series of New Debt issued in connection with the Plan and (ii) maturing on the fifth anniversary of the Closing Date (or if such date is not a Business Day, the next immediately following Business Day), and (iii) including prohibitions on dividends and distributions, no financial covenants and such other customary terms and conditions as reasonably agreed to by each Purchaser and the Company.”
f.	The definition of “Permitted Claims” is hereby amended and restated in its entirety to read as follows:
““Permitted Claims” means, as of the Effective Date, other than Excluded Claims, (a) all Claims against the Debtors covered by the Plan (the “Plan Debtors”) that are classified in those certain classes of Claims described in Sections II B through E, G and P in the Plan Summary Term Sheet (the “PMA Claims”), (b) all Claims or other amounts required to be paid pursuant to the Plan to indenture trustees or similar servicing or administrative agents, with respect to administrative fees incurred by or reimbursement obligations owed to such indenture trustees or similar servicing or administrative agents in their capacity as such under the Corporate Level Debt documents, (c) any claims of a similar type as the PMA Claims that are or have been asserted against affiliates of the Plan Debtors that are or were debtors in the Bankruptcy Cases and for which a plan of reorganization has already been consummated (the “Confirmed Debtors”), and (d) surety bond Claims relating to the types of Claims identified in clauses (a) through (c) of this definition.”
g.	The definition of “Permitted Claims Amount” is hereby amended and restated in its entirety to read as follows:
““Permitted Claims Amount” means, as of the Effective Date, an amount equal to the sum of, without duplication, (a) the aggregate amount of accrued and unpaid Permitted Claims that have been allowed (by order of the Bankruptcy Court or pursuant to the terms of the Plan) as of the Effective Date, plus (b) the aggregate amount of the reserve to be established under the Plan with respect to accrued and unpaid Permitted Claims that have not been allowed or disallowed (in each case by order of the Bankruptcy Court or pursuant to the terms of the Plan) as of the Effective Date, with such aggregate amount to be determined by the Bankruptcy Court

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in the Confirmation Order or such other order as may be entered by the Bankruptcy Court on or prior to the Effective Date (the “Reserve”), plus (c) the aggregate amount of the GGO Setup Costs (other than professional fees and disbursements of financial, legal and other advisers and consultants retained in connection with the administration and conduct of the Company’s and its Subsidiaries’ Bankruptcy Cases) as of the Effective Date; provided, however, that there shall be no duplication with any amounts otherwise included in Closing Date Net Debt.”
h.	The definition of “Proportionally Consolidated Debt” is hereby amended and restated in its entirety to read as follows:
““Proportionally Consolidated Debt” means consolidated Debt of the Company less (1) all Debt of Subsidiaries of the Company that are not wholly-owned and other Persons in which the Company, directly or indirectly, holds a minority interest, to the extent such Debt is included in consolidated Debt, plus (2) the Company’s share of Debt for each non-wholly owned Subsidiary of the Company and each other Persons in which the Company, directly or indirectly, holds a minority interest based on the company’s pro-rata economic interest in each such Subsidiary or Person or, to the extent to which the Company is directly or indirectly (through one or more Subsidiaries or Persons) liable for a percent of such Debt that is greater than such pro-rata economic interest in such Subsidiary or Person, such larger amount; provided, however, for purposes of calculating Proportionally Consolidated Debt, the Debt of the Brazilian Entities shall be deemed to be $110,437,781.”
i.	The definition of “Reserve Surplus Amount” is hereby amended and restated in its entirety to read as follows:
““Reserve Surplus Amount” means, as of any date of determination, (x) the Reserve minus (y) the aggregate amount paid with respect to Permitted Claims through such date of determination to the extent such Permitted Claims were included in the calculation of the Reserve minus (z) any amount included in the Reserve with respect to Permitted Claims that the Company Board, based on the exercise of its business judgment and information available to the Company Board as of the date of determination, considers necessary to maintain as a reserve against Permitted Claims yet to be paid.”
58.	Amendment to Section 13.10. Section 13.10 of the Agreement is hereby amended by adding at the end thereof the following new sentence:

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“If a transaction results in any adjustment to the exercise price for and number of Shares underlying the Warrants pursuant to Article 5 of the Warrant Agreement, the exercise price for and number of shares underlying each of the New Warrants and GGO Warrants described in Section 5.2 of this Agreement shall be adjusted for that transaction in the same manner.”
59.	No Further Amendment. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.
60.	Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.
61.	Governing Law; Venue. THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND BOTH PARTIES WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS.
62.	Counterparts. This Amendment may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties; and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.
63.	Construction.
a.	Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the Agreement.

b.	Each reference to “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement” shall, from and after the date hereof, refer to the Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Agreement, as amended hereby, shall in all instances continue to refer to March 31, 2010, references to “the date hereof” and “the date of this Agreement” shall continue to refer to March 31, 2010.

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c.	The headings in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.
64.	Bankruptcy Matters. For the avoidance of doubt, all obligations of the Company and its Subsidiaries in this Amendment are subject to and conditioned upon entry of the Approval Order or the Confirmation Order as provided for in Section 13.12 of the Agreement.
[Signature Page Follows]

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Execution Version
IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

GENERAL GROWTH PROPERTIES, INC.
By:
Name:
Title:

FAIRHOLME FUNDS, INC. On behalf of its series The Fairholme Fund
By:
	Name:	Bruce R. Berkowitz
	Title:	President

FAIRHOLME FUNDS, INC. On behalf of its series Fairholme Focused Income Fund
By:
	Name:	Bruce R. Berkowitz
	Title:	President

EXHIBIT B — AMENDMENT TO THE BROOKFIELD AGREEMENT

AMENDMENT NO. 1 TO CORNERSTONE INVESTMENT AGREEMENT
AMENDMENT NO. 1 (this “Amendment”), dated as of May 3, 2010, to the Cornerstone Investment Agreement, dated as of March 31, 2010 (the “Agreement”), by and between General Growth Properties, Inc., a Delaware corporation (“GGP”), and REP Investments LLC, a Delaware limited liability company (together with its permitted assigns, “Purchaser”). All capitalized terms used in this Amendment which are not herein defined shall have the same meanings ascribed to them in the Agreement (as defined herein).
WHEREAS, Section 13.8 of the Agreement provides for the amendment of the Agreement in accordance with the terms set forth therein.
WHEREAS, on May 3, 2010, the Company entered into an amendment to the Fairholme Agreement in the form attached hereto as Exhibit A with the Fairholme Investors;
WHEREAS, on May 3, 2010, the Company entered into an amendment to the Pershing Agreement in the form attached hereto as Exhibit B with the Pershing Investors;
WHEREAS, the parties hereto desire to amend the Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the premises, and of the covenants and agreements set forth herein, the parties agree as follows:
65.	Amendment of Exhibit A. Exhibit A to the Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit C to this Amendment.

66.	Amendment of Exhibit B. Exhibit B to the Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit D to this Amendment.

67.	Amendment of Exhibit G. Exhibit G to the Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit E to this Amendment.

68.	Amendment to the Recitals. The ninth and tenth recitals of the Agreement are hereby amended and restated in their entirety to read as follows:
“WHEREAS, on the date hereof, the Company entered into an agreement (in the form attached hereto as Exhibit C-1 together with any amendments thereto as have been approved by Purchaser, the “Fairholme Agreement”) with The Fairholme Fund and The Fairholme Focused Income Fund (the “Fairholme Investors”) pursuant to which the Fairholme Investors have agreed to make (i) an investment of up to $2,714,285,710 in the Reorganized Company in the form of the purchase of shares of New Common Stock and (ii) an investment of up to $62,500,000 in GGO in the form of the purchase of shares of GGO Common Stock pursuant to a commitment to backstop a portion of the GGO Rights Offering.
WHEREAS, on the date hereof, the Company entered into an agreement (in the form attached hereto as Exhibit C-2 together with any amendments thereto as have been approved by Purchaser, the “Pershing Agreement” and, together with the Fairholme Agreement, the “Fairholme/Pershing Agreements”) with Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd. (the “Pershing Investors” and, together with the Fairholme Investors, the “Fairholme/Pershing Investors”) pursuant to which the Pershing Investors have agreed to make (i) an investment of up to $1,085,714,290 in the Reorganized Company in the form of the purchase of shares of New Common Stock and (ii) an investment of up to $62,500,000 in GGO in the form of the purchase of shares of GGO Common Stock pursuant to a commitment to backstop a portion of the GGO Rights Offering.”
69.	Amendment to Section 2.1(a). Clause (i) of Section 2.1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(i) to the extent not prohibited by Law or would not give rise to such a default, take such action or cause to be taken such other actions in order to place GGO, insofar as reasonably possible, in the same economic position as if such Identified Asset had been transferred as contemplated hereby and so that, insofar as reasonably possible, substantially all the benefits and burdens (including all obligations thereunder but excluding any obligations that arise out of the transfer of the Identified Asset to the extent included in Permitted Claims) relating to such Identified Asset, including possession, use, risk of loss, potential for gain and control of such Identified Asset, are to inure from and after the Closing to GGO (provided, that as soon as a consent for the contribution of an Identified Asset is obtained or the contractual impediment is removed or no longer applies, the applicable Identified Asset shall be promptly contributed to GGO), or”
70.	Amendment to Section 2.1(b). Section 2.1(b) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Subject to Section 5.13(b), the GGO Common Share Amount of shares of GGO Common Stock, representing all of the outstanding capital stock of GGO (other than shares of GGO Common Stock to be issued (x) in the GGO Rights Offering, (y) in connection with the Backstop Consideration and the backstop consideration issuable to the Fairholme/Pershing Investors pursuant to the Fairholme/Pershing Agreements and (z) upon exercise of the GGO Warrants and the warrants issued to the Fairholme/Pershing Investors pursuant to the Fairholme/Pershing Agreements), shall be distributed, on or prior to the Effective Date, to the

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shareholders of the Company (pre-issuance of the Shares) on a pro rata basis and certain holders of common UPREIT Units (the “GGO Share Distribution”).”
71.	Amendment to Section 2.1(e). The first sentence of Section 2.1(e) of the Agreement is hereby amended and restated in its entirety to read as follows:
“With respect to the Columbia Master Planned Community (the “CMPC”), it is the intention of the parties that office and mall assets currently producing any material amount of income at the CMPC (including any associated right of access to parking spaces) will be retained by the Company and the remaining non-income producing assets at the CMPC will be transferred to GGO (including rights to develop and/or redevelop (as appropriate) the remainder of the CMPC).”
72.	Amendments to Section 5.2. Section 5.2 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Warrants, New Warrants and GGO Warrants. Within one Business Day of the date of the entry of the Approval Order, the Company and the warrant agent shall execute and deliver the warrant and registration rights agreement in the form attached hereto as Exhibit G (with only such changes thereto as may be reasonably requested by the warrant agent and reasonably approved by Purchaser) (the “Warrant Agreement”) pursuant to which there will be issued to Purchaser 60,000,000 warrants (the “Warrants”) each of which, when issued, delivered and vested in accordance with the terms of the Warrant Agreement, will entitle the holder to purchase one (1) share of Common Stock at an initial price of $15.00 per share subject to adjustment as provided in the Warrant Agreement. The Warrant Agreement shall provide that the Warrants shall vest in accordance with Section 2.2(b) and Schedule A of the Warrant Agreement. For the avoidance of doubt, Warrants that have not vested may not be exercised. The Plan shall provide that upon the Effective Date, the Warrants, regardless of whether or not vested, shall be cancelled for no consideration. The Plan shall also provide that there shall be issued to Purchaser (i) 60,000,000 fully vested warrants (the “New Warrants”) each of which entitles the holder to purchase one (1) share of New Common Stock at an initial purchase price of $10.50 per share subject to adjustment as provided in the underlying warrant agreement and (ii) 40,000,000 fully vested warrants (the “GGO Warrants”) each of which entitles the holder to purchase one (1) share of GGO Common Stock at a price of $5.00 per share subject to adjustment as provided in the underlying warrant agreement, each in accordance with the terms set forth in a warrant and registration rights agreement with terms substantially similar to the terms set forth in the Warrant Agreement, except that the expiration date for each New Warrant and GGO Warrant shall be the seventh year anniversary of the date on which such warrants are issued. Purchaser, in its sole discretion, may designate that some or all of the New Warrants or GGO Warrants be issued in the name of, and delivered to, one or

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more Brookfield Consortium Members in accordance with and subject to the Designation Conditions.”
73.	Amendment to Section 5.9(a)(i). The third sentence of Section 5.9(a)(i) of the Agreement is hereby amended to replace “Section 5.9(b)” therein with “Section 5.9(a)(ii)”.

74.	Amendments to Section 5.14. Section 5.14 of the Agreement is hereby amended by adding at the end thereof the following new paragraph (e):
“(e) Newco (as defined in Exhibit B) will be formed by the Operating Partnership solely for the purpose of engaging in the transactions contemplated by this Agreement, including Exhibit B and Capital Raising Activities permitted pursuant to this Agreement. Prior to the Closing, Newco will not engage in any business activity, nor conduct its operations, other than as contemplated by this Agreement (which, for greater certainty, shall include Capital Raising Activities permitted pursuant to this Agreement).”
75.	Amendments to Section 5.17(d). Section 5.17(d) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(d) It is the intention of the parties that any Reserve should not alter the intended allocation of value between GGO and the Company as Claims are resolved over time. Accordingly, the Plan shall provide that, if a GGO Promissory Note is required to be issued at Closing and there is a Reserve Surplus Amount as of the end of any fiscal quarter prior to the maturity of the GGO Promissory Note, then the principal amount of the GGO Promissory Note shall be reduced, but not below zero, by (i) if and to the extent that such Reserve Surplus Amount as of such date is less than or equal to the Net Debt Surplus Amount, 80% of the Reserve Surplus Amount, and otherwise (ii) 100% of an amount equal to the Reserve Surplus Amount; provided, however, that because this calculation may be undertaken on a periodic basis, for purposes of clauses (i) and (ii), no portion of the Reserve Surplus Amount shall be utilized to reduce the amount of the GGO Promissory Note if it has been previously utilized for such purpose. In the event that any party requests an equitable adjustment to this formula, the other parties shall consider the request in good faith.”
76.	Amendments to Section 6.4.
a.	The sixth paragraph of Section 6.4 of the Agreement is hereby deleted in its entirety.

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b.	The seventh paragraph of Section 6.4 of the Agreement is hereby amended by replacing “Transfer (x)” with “sell, transfer or dispose of (each, a “Transfer”) (x)”.

c.	The ninth paragraph of Section 6.4 of the Agreement is hereby amended by inserting “(but subject to the Non-Control Agreement)” after the word “contrary” therein.
77.	Amendments to Article VI. Article VI of the Agreement is hereby amended by adding at the end thereof the following new Section 6.9:
“SECTION 6.9. Additional Backstops.
(a) The Company may, at its option, include in the Plan an offering (the “GGP Backstop Rights Offering”) to its then-existing holders of Common Stock of rights to purchase New Common Stock on the Effective Date in an amount sufficient to yield to the Company aggregate net proceeds on the Effective Date of up to $500,000,000 or such lesser amount as the Company may determine (the “GGP Backstop Rights Offering Amount”). In connection with the GGP Backstop Rights Offering:
(i) Purchaser and the Pershing Investors (together with the Purchaser, the “Backstop Investors”) and the Company shall appoint a mutually-acceptable and internationally-recognized investment bank to act as bookrunning dealer-manager for the GGP Backstop Rights Offering (the “Dealer Manager”) pursuant to such arrangements as they may mutually agree;
(ii) the Dealer Manager will, no later than the fifth business day in advance of the commencement of the solicitation of votes on the Plan and offering of rights in the GGP Backstop Rights Offering (which shall not be longer than 60 days), recommend in writing to the Backstop Investors and the Company the number of shares of New Common Stock that may be purchased for each share of Common Stock, the subscription price of such purchase and the other terms for the rights offering that the Dealer Manager determines are reasonably likely to yield committed proceeds to the Company at the Effective Date equal to the GGP Backstop Rights Offering Amount (it being understood that the Dealer Manager will have no liability if it is later determined that its good faith determination was erroneous);
(iii) the Backstop Investors agree, severally but not jointly and severally, to subscribe, or cause one or more designees to subscribe, for New Common Stock on a pro rata basis to the extent rights are declined by holders of Common Stock, subject to the subscription rights among the Backstop Investors set forth in clause (iv);

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(iv) the Backstop Investors will have subscription rights in any such offering allowing them to maintain their respective proportionate pro forma New Common Stock -equivalent interests on a Fully Diluted Basis with the effect that the Backstop Investors will be assured of the ability to acquire such number of shares of New Common Stock as would have been available to them pursuant to Section 5.9 had the GGP Backstop Rights Offering been made after the Closing;
(v) the Backstop Investors will receive aggregate compensation in the form of New Common Stock (whether or not the backstop commitments are utilized) with a value equal to three percent (3%) of the GGP Backstop Rights Offering Amount; and
(vi) the amount of New Common Stock to be purchased pursuant to the GGP Backstop Rights Offering will be subject to reduction to the extent that either (A) the Company Board determines in its business judgment after consultation with the Backstop Investors that it has sufficient liquidity and working capital available to it in light of circumstances at the time and the costs and benefits to the Company of consummation of the GGP Backstop Rights Offering or (B) the Backstop Investors have agreed that they will provide to the Company, in lieu of the GGP Backstop Rights Offering, the Bridge Securities contemplated in clause (b) below.
(b) The Company shall give each Backstop Investor written notice of its estimate of the amount the Backstop Investors will be required to fund pursuant to Section 6.9(a) no later than six (6) Business Days prior to the Closing Date. If each Backstop Investor agrees, the Backstop Investors shall have two (2) Business Days from the date of receipt of such notice to notify the Company in writing that they intend to elect to purchase from the Company in lieu of all or part of the proceeds to be provided by the GGP Backstop Rights Offering its pro rata portion of senior subordinated unsecured notes and/or preferred stock instruments (at the election of the Backstop Investors) on market terms except as provided below (the “Bridge Securities”). The Bridge Securities would have a final maturity date, in the case of a note, and a mandatory redemption date, in the case of preferred stock, on the 270th day after the Effective Date, would not require any mandatory interim cash distributions except as contemplated in (i) below, and would yield to the Company on the Closing Date cash proceeds (net of OID) of at least the proceeds from the GGP Backstop Rights Offering that such Bridge Securities are intended to replace. The Bridge Securities would be subordinated in right of payment to any New Debt, would have market coupon and fees, would allow for any interest due prior to maturity to be “paid in kind” (rather than paid in cash) at the election of the Company, would be prepayable, without any prepayment penalty or prepayment premium, on a pro rata basis at any time, and would otherwise be on market terms (determined such that fair value of the Bridge Securities as of the Effective Date is equal to par minus OID).

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If the GGP Backstop Rights Offering is completed or the Bridge Securities are issued:
(i) unless the Backstop Investors otherwise agree, the Bridge Securities shall be subject to mandatory prepayment on a pro rata basis out of the proceeds of any equity or debt securities offered or sold by the Company at any time the Bridge Securities are outstanding (other than the New Common Stock sold to the Backstop Investors, any New Common Stock sold in the GGP Backstop Rights Offering and the New Debt); and
(ii) if the Bridge Securities are issued and not repaid on or before the date that is thirty (30) days following the Effective Date, the Company shall conduct a rights offering in an amount equal to the outstanding amount due with respect to the Bridge Securities and with a pro rata backstop by each applicable Backstop Investor on substantially the same procedure and terms provided in clause (a) above, with such rights offering to have a subscription period of not more than 30 days that ends no later than the 10th day prior to the final maturity date or mandatory redemption of the Bridge Securities.
(c) If the Company requests Purchaser and the Fairholme/Pershing Investors (collectively, the “Initial Investors”), in writing, at any time prior to fifteen (15) days before the commencement of solicitation of acceptances of the Plan, each Initial Investor agrees that it shall, severally but not jointly and severally, provide or cause a designee to provide its pro rata share of a backstop for new bonds, loans or preferred stock (as determined by the Initial Investor) in an aggregate amount equal to $1,500,000,000 less the Reinstated Amounts, at a market rate and market commitment fees, and otherwise on terms and conditions to be mutually agreed among the Initial Investors and the Company. The new bonds, loans or preferred stock would require no mandatory interim cash principal payments prior to the third anniversary of issuance (unless funded from committed junior indebtedness or junior preferred stock), and would yield proceeds to the Company on the Closing Date net of OID of at least $1,500,000,000 less the Reinstated Amounts. Any Initial Investor may at any time designate in writing one or more financial institutions with a corporate investment grade credit rating (from S&P or Moody’s) to make a substantially similar undertaking as that provided herein and, upon the receipt of such an undertaking by the Company in form and substance reasonably satisfactory to the Company, such Initial Investor shall be released from its obligations under this Agreement, the Fairholme Agreement or the Pershing Agreement, as applicable.
(d) For the purposes of Section 6.9(a) and Section 6.9(b), the “pro rata share” or “pro rata basis” of each Backstop Investor shall be determined in accordance with the maximum number of shares of New Common Stock each Backstop Investor has committed to purchase at Closing pursuant to the Pershing Agreement or this Agreement, as applicable, as of the date hereof, in relation to

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the aggregate maximum number of shares of New Common Stock all Backstop Investors have committed to purchase at Closing pursuant to the Pershing Agreements or this Agreement, as applicable, as of the date hereof. For the purposes of Section 6.9(c), the “pro rata share” or “pro rata basis” of each Initial Investor shall be determined in accordance with the maximum number of shares of New Common Stock each Initial Investor has committed to purchase at Closing pursuant to the Fairholme/Pershing Agreements or this Agreement, as applicable, as of the date hereof, but excluding any shares of New Common Stock the Backstop Investors have committed to purchase pursuant to this Section 6.9.”
78.	Amendment to Section 7.1(i). Section 7.1(i) of the Agreement is hereby amended and restated in its entirety to read as follows:
“GGO Common Stock. GGO shall not have issued and outstanding on a Fully Diluted Basis immediately following the Closing more than (i) the GGO Common Share Amount of shares of GGO Common Stock (plus (A) a number of shares of GGO Common Stock equal to the sum of the Backstop Consideration and the backstop consideration issuable to the Fairholme/Pershing Investors pursuant to the other Fairholme/Pershing Agreements, (B) such shares of GGO Common Stock issuable upon exercise of the GGO Warrants pursuant to Section 5.2, (C) such shares of GGO Common Stock issuable upon the exercise of warrants that may be issued to the Fairholme/Pershing Investors pursuant to the Fairholme/Pershing Agreements), plus (ii) if the GGO Rights Offering shall have occurred, 50,000,000 shares of GGO Common Stock issued pursuant to the GGO Rights Offering in accordance with this Agreement.”
79.	Amendment to Section 7.1(n). Section 7.1(n) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Liquidity. The Company shall have, on the Effective Date and after giving effect to the use of proceeds from Capital Raising Activities permitted under this Agreement and the issuance of the Shares, and the payment and/or reserve for all allowed and disputed claims under the Plan, transaction fees and other amounts required to be paid in cash or Shares under the Plan as contemplated by the Plan Summary Term Sheet, an aggregate amount of not less than $350,000,000 of Proportionally Consolidated Unrestricted Cash (the “Liquidity Target”) plus, the net proceeds of the Additional Financings and the aggregate principal amount of the Anticipated Debt Paydowns (or such higher number as may be agreed to by Purchaser and the Company).”
80.	Amendment to Section 7.1(p). Section 7.1(p) of the Agreement is hereby amended to replace “22,100,000,000” therein with “22,250,000,000”.

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81.	Amendment to Section 7.1(q). Section 7.1(q) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Outstanding Common Stock. The number of issued and outstanding shares of New Common Stock on a Fully Diluted Basis (including the Shares) shall not exceed the Share Cap Number. The “Share Cap Number” means 1,104,683,256 plus up to 65,000,000 shares of New Common Stock issued in Liquidity Equity Issuances, plus 60,000,000 shares of New Common Stock issuable upon the exercise of the New Warrants, plus 60,000,000 shares of New Common Stock issuable upon the exercise of those certain warrants issued to the Fairholme/Pershing Investors pursuant to the Fairholme/Pershing Agreements, plus the number of shares of Common Stock issued as a result of the exercise of employee stock options to purchase Common Stock outstanding on the date hereof, plus, in the event shares of New Common Stock are issued pursuant to Section 6.9(b), the difference between (i) the number of shares of New Common Stock issued to existing holders of Common Stock and the Initial Investors, in each case, pursuant to Section 6.9(b)) minus (ii) 50,000,000 shares of New Common Stock; provided, that if Indebtedness under the Rouse Bonds or the Exchangeable Notes is reinstated under the Plan, or the Company shall have incurred New Debt, or between the date of this Agreement and the Closing Date the Company shall have sold for cash real property assets outside of the ordinary course of business (“Asset Sales”), the Share Cap Number shall be reduced by the quotient (rounded up to the nearest whole number) obtained by dividing (x) the sum of Reinstated Amounts and the net cash proceeds to the Company from Asset Sales in excess of $150,000,000 and the issuance of New Debt by (y) the Per Share Purchase Price.”
82.	Amendment to Section 7.1(r)(vi). Section 7.1(r)(vi) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(vi) none of the Company or any of its Subsidiaries shall have issued, delivered, granted, sold or disposed of any Equity Securities (other than (A) issuances of shares of Common Stock issued pursuant to, and in accordance with, Section 7.1(u), but subject to Section 7.1(q), (B) pursuant to the Equity Exchange, (C) the issuance of shares pursuant to the exercise of employee stock options issued pursuant to the Company Option Plans, (D) as set forth on Section 7.1(u) of the Company Disclosure Letter), or (E) the issuance of shares to existing holders of Common Stock and the Initial Investors, in each case, pursuant to Section 6.9(b));”
83.	Amendment to Section 7.1(u). Section 7.1(u) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Issuance or Sale of Common Stock. Neither the Company nor any of its Subsidiaries shall have issued or sold any shares of Common Stock (or securities, warrants or options that are convertible into or exchangeable or

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exercisable for, or linked to the performance of, Common Stock) (other than (A) pursuant to the Equity Exchange, (B) the issuance of shares pursuant to the exercise of employee stock options issued pursuant to the Company Option Plans, (C) as set forth on Section 7.1(u) of the Company Disclosure Letter or (D) the issuance of shares to existing holders of Common Stock and the Initial Investors, in each case, pursuant to Section 6.9(b)), unless (1) the purchase price (or, in the case of securities that are convertible into or exchangeable or exercisable for, or linked to the performance of, Common Stock, the conversion, exchange or exercise price) shall not be less than $10.00 per share (net of all underwriting and other discounts, fees and any other compensation), (2) following such issuance or sale, (x) no Person (other than (i) Purchaser, Brookfield Consortium Members, the Fairholme/Pershing Investors and their respective Affiliates and (ii) any institutional underwriter or initial purchaser acting in an underwriter capacity in an underwritten offering) shall, after giving effect to such issuance or sale, beneficially own more than 10% of the Common Stock of the Company on a Fully Diluted Basis, and (y) no four Persons (other than Purchaser, Brookfield Consortium Members, the Fairholme/Pershing Investors and their respective Affiliates) shall, after giving effect to such issuance or sale, beneficially own more than thirty percent (30%) of the Common Stock on a Fully Diluted Basis; provided, that this clause (2) shall not be applicable to any conversion or exchange of claims against the Debtors into New Common Stock pursuant to the Plan; provided, further, that subclause (y) of this clause (2) shall not be applicable with respect to any Person listed on Exhibit N and (3) Purchaser shall have been offered the right to purchase up to 15% of such shares of Common Stock (or securities, warrants or options that are convertible into or exchangeable or exercisable for Common Stock) on terms otherwise consistent with Section 5.9 (except the provisions of such Section 5.9 with respect to issuances contemplated by this Section 7.1(u) shall apply from the date of this Agreement) (provided that the right described in this clause (3) shall not be applicable to the issuance of shares or warrants contemplated by the Fairholme/Pershing Agreements, or any conversion or exchange of debt or other claims into equity in connection with the Plan).”
84.	Amendment to Section 7.1(w). Section 7.1(w) of the Agreement is hereby amended and restated in its entirety to read as follows:
“GGO Promissory Note. The GGO Promissory Note, if any, shall have been issued by GGO (or one of its Subsidiaries, provided that the GGO Promissory Note is guaranteed by GGO) in favor of the Operating Partnership.”
85.	Amendment to Section 8.1(m). Section 8.1(m) of the Agreement is hereby amended and restated in its entirety to read as follows:

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“GGO Promissory Note. The GGO Promissory Note, if any, shall have been issued by GGO (or one of its Subsidiaries, provided that the GGO Promissory Note is guaranteed by GGO) in favor of the Operating Partnership.”
86.	Amendment to Section 11.1(b)(iii). Section 11.1(b)(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:
“if, from and after the issuance of the Warrants, the Approval Order shall without the prior written consent of each Purchaser, cease to be in full force and effect resulting in the cancellation of any Warrants or a modification of any Warrants, in each case, other than pursuant to their terms, that adversely affects any Purchaser;”
87.	Amendment to Section 11.1(b)(v). Section 11.1(b)(v) of the Agreement is hereby amended by inserting “, in each case, “ before “(A)”.

88.	Amendment to Section 11.1(b)(vii). Section 11.1(b)(vii) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(vii) if the Company or any Subsidiary of the Company issues any shares of Common Stock or New Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock or New Common Stock) at a purchase price (or in the case of securities that are convertible into or exchangeable or exercisable for, or linked to the performance of, Common Stock or New Common Stock, the conversion, exchange, exercise or comparable price) of less than $10.00 per share (net of all underwriting and other discounts, fees and any other compensation and related expenses) of Common Stock or New Common Stock or converts any claim against any of the Debtors into New Common Stock at a conversion price less than $10.00 per share of Common Stock or New Common Stock (in each case, other than pursuant to (A) the exercise, exchange or conversion of Share Equivalents of the Company existing on the date of this Agreement in accordance with the terms thereof as of the date of this Agreement, (B) the Equity Exchange, (C) the issuance of shares upon the exercise of employee stock options issued pursuant to the Company Option Plans, (D) the issuance of shares as set forth on Section 7.1(u) of the Company Disclosure Letter, or (E) the issuance of shares to existing holders of Common Stock and the Initial Investors, in each case, pursuant to Section 6.9(b));”
89.	Amendment to Section 12.1. Section 12.1 of the Agreement is hereby amended as follows:
a.	The definition of “Competing Transaction” is hereby amended and restated in its entirety to read as follows:
““Competing Transaction” means, other than the transactions contemplated by this Agreement or the Plan Summary Term Sheet, or by

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the Fairholme/Pershing Agreements, any offer or proposal relating to (i) a merger, consolidation, business combination, share exchange, tender offer, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company or (ii) any direct or indirect purchase or other acquisition by a “person” or “group” of “beneficial ownership” (as used for purposes of Section 13(d) of the Exchange Act) of, or a series of transactions to purchase or acquire, assets representing 30% or more of the consolidated assets or revenues of the Company and its Subsidiaries taken as a whole or 30% or more of the Common Stock of the Company (or securities convertible into or exchangeable or exercisable for 30% or more of the Common Stock of the Company) or (iii) any recapitalization of the Company or the provision of financing to the Company that shall cause any condition in Section 7.1 not to be satisfied, in each case, other than the recapitalization and financing transactions contemplated by this Agreement and the Plan Summary Term Sheet (or the financing provided by the Fairholme/Pershing Investors pursuant to the Fairholme/Pershing Agreements) or that will be effected together with the transactions contemplated hereby.”
b.	The definition of “Excess Surplus Amount” is hereby amended and restated in its entirety to read as follows:
““Excess Surplus Amount” means the sum of: (i) if, after giving effect to the application of the Reserve Surplus Amount to reduce the principal amount of the GGO Promissory Note pursuant to Section 5.17(d), any Reserve Surplus Amount remains, (A) if and to the extent that such Reserve Surplus Amount is less than or equal to the Net Debt Surplus Amount, 80% of such remaining Reserve Surplus Amount, and otherwise (B) 100% of the remaining Reserve Surplus Amount; and (ii) (A) if a GGO Promissory Note is required to be issued at Closing, 80% of the aggregate Offering Premium, if any, less the amount of any reduction in the principal amount of the GGO Promissory Note pursuant to Section 5.17(e) hereof, or (B) if the GGO Promissory Note is not required to be issued at Closing, the sum of (x) 80% of the aggregate Offering Premium and (y) 80% of the excess, if any, of the Net Debt Surplus Amount over the Hughes Amount.”
c.	The definition of “Excluded Claims” is hereby amended and restated in its entirety to read as follows:
““Excluded Claims” means:
(i) prepetition and postpetition Claims secured by cashiers’, landlords’, workers’, mechanics’, carriers’, workmen’s, repairmen’s and materialmen’s liens and other similar liens,

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(ii) except with respect to Claims related to GGO or the assets or businesses contributed thereto, prepetition and postpetition Claims for all ordinary course trade payables for goods and services related to the operations of the Company and its Subsidiaries (including, without limitation, ordinary course obligations to tenants, anchors, vendors, customers, utility providers or forward contract counterparties related to utility services, employee payroll, commissions, bonuses and benefits (but excluding the Key Employee Incentive Plan approved by the Bankruptcy Court pursuant to an order entered on October 15, 2009 at docket no. 3126), insurance premiums, insurance deductibles, self insured amounts and other obligations that are accounted for, consistent with past practice prior to the Petition Date, as trade payables); provided, however, that Claims or expenses related to the administration and conduct of the Bankruptcy Cases (such as professional fees and disbursements of financial, legal and other advisers and consultants retained in connection with the administration and conduct of the Company’s and its Subsidiaries’ Bankruptcy Cases and other expenses, fees and commissions related to the reorganization and recapitalization of the Company pursuant to the Plan, including related to this Agreement, the Pershing/Fairholme Agreement, the issuance of the New Debt, Liquidity Equity Issuances and any other equity issuances contemplated by this Agreement and the Plan) shall not be Excluded Claims,
(iii) except with respect to Claims related to GGO or the assets or businesses contributed thereto, Claims and liabilities arising from the litigation or potential litigation matters set forth in that certain Interim Litigation Report of the Company dated March 29, 2010 and the Company’s litigation audit response to Deloitte & Touche dated February 25, 2010, both have been made available to Purchaser prior to close of business on March 29, 2010 and other Claims and liabilities arising from ordinary course litigation or potential litigation that was not included in such schedule solely because the amount of estimated or asserted liabilities or Claims did not meet the threshold amount used for the preparation of such schedule, in each case, to the extent that such Claims and liabilities have not been paid and satisfied as of the Effective Date, are continuing following the Effective Date, excluding the Hughes Heirs Obligations,
(iv) except with respect to Claims related to GGO or the assets or businesses contributed thereto, all tenant, anchor and vendor Claims required to be cured pursuant to section 365 of the

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Bankruptcy Code, in connection with the assumption of an executory contract or unexpired lease under the Plan,
(v) any deficiency, guaranty or other similar Claims associated with the Special Consideration Properties (as such term is defined in the plans of reorganization for the applicable Confirmed Debtors),
(vi) the MPC Tax Reserve,
(vii) surety bond Claims relating to Claims of the type identified in clauses (i) through (vi) of this definition,
(viii) GGO Setup Costs (other than professional fees and disbursements of financial, legal and other advisers and consultants retained in connection with the administration and conduct of the Company’s and its Subsidiaries’ Bankruptcy Cases), and
(ix) any liabilities assumed by GGO and paid on the Effective Date by GGO or to be paid after the Effective Date by GGO (for avoidance of doubt, this includes any Claims that, absent assumption of the liability by GGO, would be a Permitted Claim).”
d.	The definition of “GGO Promissory Note” is hereby amended and restated in its entirety to read as follows:
““GGO Promissory Note” means an unsecured promissory note payable by GGO (or one of its Subsidiaries, provided that the GGO Promissory Note is guaranteed by GGO) in favor of the Operating Partnership in the aggregate principal amount of the GGO Note Amount, as adjusted pursuant to Section 5.17(d), Section 5.17(e) and Section 5.17(g), (i) bearing interest at a rate equal to the lower of (x) 7.5% per annum and (y) the weighted average effective rate of interest payable (after giving effect to the payment of any underwriting and all other discounts, fees and any other compensation) on each series of New Debt issued in connection with the Plan and (ii) maturing on the fifth anniversary of the Closing Date (or if such date is not a Business Day, the next immediately following Business Day), and (iii) including prohibitions on dividends and distributions, no financial covenants and such other customary terms and conditions as reasonably agreed to by Purchaser and the Company.”
e.	The definition of “Permitted Claims” is hereby amended and restated in its entirety to read as follows:

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““Permitted Claims” means, as of the Effective Date, other than Excluded Claims, (a) all Claims against the Debtors covered by the Plan (the “Plan Debtors”) that are classified in those certain classes of Claims described in Sections II B through E, G and P in the Plan Summary Term Sheet (the “PMA Claims”), (b) all Claims or other amounts required to be paid pursuant to the Plan to indenture trustees or similar servicing or administrative agents, with respect to administrative fees incurred by or reimbursement obligations owed to such indenture trustees or similar servicing or administrative agents in their capacity as such under the Corporate Level Debt documents, (c) any claims of a similar type as the PMA Claims that are or have been asserted against affiliates of the Plan Debtors that are or were debtors in the Bankruptcy Cases and for which a plan of reorganization has already been consummated (the “Confirmed Debtors”), and (d) surety bond Claims relating to the types of Claims identified in clauses (a) through (c) of this definition.”
f.	The definition of “Permitted Claims Amount” is hereby amended and restated in its entirety to read as follows:
““Permitted Claims Amount” means, as of the Effective Date, an amount equal to the sum of, without duplication, (a) the aggregate amount of accrued and unpaid Permitted Claims that have been allowed (by order of the Bankruptcy Court or pursuant to the terms of the Plan) as of the Effective Date, plus (b) the aggregate amount of the reserve to be established under the Plan with respect to accrued and unpaid Permitted Claims that have not been allowed or disallowed (in each case by order of the Bankruptcy Court or pursuant to the terms of the Plan) as of the Effective Date, with such aggregate amount to be determined by the Bankruptcy Court in the Confirmation Order or such other order as may be entered by the Bankruptcy Court on or prior to the Effective Date (the “Reserve”), plus (c) the aggregate amount of the GGO Setup Costs (other than professional fees and disbursements of financial, legal and other advisers and consultants retained in connection with the administration and conduct of the Company’s and its Subsidiaries’ Bankruptcy Cases) as of the Effective Date; provided, however, that there shall be no duplication with any amounts otherwise included in Closing Date Net Debt.”
g.	The definition of “Proportionally Consolidated Debt” is hereby amended and restated in its entirety to read as follows:
““Proportionally Consolidated Debt” means consolidated Debt of the Company less (1) all Debt of Subsidiaries of the Company that

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are not wholly-owned and other Persons in which the Company, directly or indirectly, holds a minority interest, to the extent such Debt is included in consolidated Debt, plus (2) the Company’s share of Debt for each non-wholly owned Subsidiary of the Company and each other Persons in which the Company, directly or indirectly, holds a minority interest based on the company’s pro-rata economic interest in each such Subsidiary or Person or, to the extent to which the Company is directly or indirectly (through one or more Subsidiaries or Persons) liable for a percent of such Debt that is greater than such pro-rata economic interest in such Subsidiary or Person, such larger amount; provided, however, for purposes of calculating Proportionally Consolidated Debt, the Debt of the Brazilian Entities shall be deemed to be $110,437,781.”
h.	The definition of “Reserve Surplus Amount” is hereby amended and restated in its entirety to read as follows:
““Reserve Surplus Amount” means, as of any date of determination, (x) the Reserve minus (y) the aggregate amount paid with respect to Permitted Claims through such date of determination to the extent such Permitted Claims were included in the calculation of the Reserve minus (z) any amount included in the Reserve with respect to Permitted Claims that the Company Board, based on the exercise of its business judgment and information available to the Company Board as of the date of determination, considers necessary to maintain as a reserve against Permitted Claims yet to be paid.”
90.	Amendment to Section 13.2. Section 13.2 of the Agreement is hereby amended to replace “Indemnified Parties” therein with “Indemnified Persons”.

91.	Amendment to Section 13.10. Section 13.10 of the Agreement is hereby amended by adding at the end thereof the following new sentence:
“If a transaction results in any adjustment to the exercise price for and number of Shares underlying the Warrants pursuant to Article 5 of the Warrant Agreement, the exercise price for and number of shares underlying each of the New Warrants and GGO Warrants described in Section 5.2 of this Agreement shall be adjusted for that transaction in the same manner.”
92.	No Further Amendment. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.

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93.	Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

94.	Governing Law; Venue. THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND BOTH PARTIES WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS.

95.	Counterparts. This Amendment may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties; and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

96.	Construction.
a.	Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the Agreement.

b.	Each reference to “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement” shall, from and after the date hereof, refer to the Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Agreement, as amended hereby, shall in all instances continue to refer to March 31, 2010, references to “the date hereof” and “the date of this Agreement” shall continue to refer to March 31, 2010.

c.	The headings in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.
97.	Bankruptcy Matters. For the avoidance of doubt, all obligations of the Company and its Subsidiaries in this Amendment are subject to and conditioned upon entry of the Approval Order or the Confirmation Order as provided for in Section 13.12 of the Agreement.
[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

GENERAL GROWTH PROPERTIES, INC.
By:
Name:
Title:

REP INVESTMENTS LLC
BY:	Brookfield Asset Management Private Institutional Capital Adviser (Canada) L.P., its managing member

By:	Brookfield Private Funds Holdings Inc., its general partner

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT C — PLAN SUMMARY TERM SHEET

General Growth Properties, Inc.
Plan Summary Term Sheet1
5/3/2010
This term sheet (the “Term Sheet”) describes the material terms of a proposed chapter 11 joint plan of reorganization (the “Plan”) of the Plan Debtors (as defined below) solely for the purposes of the Investment Agreements (as defined below). The transactions contemplated by this term sheet are subject to conditions to be set forth in definitive documents, including the Investment Agreements and to the approval by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). This Term Sheet is not an offer or solicitation for any chapter 11 plan and is being presented for discussion and settlement purposes only. Acceptance of any such plan by any party (including those named herein) will not be solicited from any person or entity until such person or entity has received the disclosures required under or otherwise in compliance with applicable law. Accordingly, this Term Sheet does not bind any creditor or other party to vote in favor of or support any chapter 11 plan. In the event of any inconsistency between the terms of the Plan and this Term Sheet, or the terms of any applicable Investment Agreement and this Term Sheet, the terms of the Plan and the Investment Agreements, respectively, shall control for their respective purposes.
I.	PARTIES/AGREEMENTS

A.	GGP	General Growth Properties, Inc. (“GGP”) on or before the Effective Date and GGP, as reorganized, from and after the Effective Date

B.	Plan Debtors	The debtors, including GGP, whose chapter 11 cases are pending in the Bankruptcy Court under Chapter 11 Case No. 09-11977 (ALG), whose chapter 11 cases have not otherwise been confirmed and whose chapter 11 cases will be treated pursuant to the Plan (collectively, the “Plan Debtors”)

C.	Confirmed Debtors	The subsidiary debtors other than the Plan Debtors whose chapter 11 plans have been confirmed as of the Effective Date (the “Confirmed Debtors”)

D.	Debtors	Plan Debtors, Confirmed Debtors and to the extent applicable, any debtor whose chapter 11 case is pending under Chapter 11 Case No. 09-11977 (ALG) but that is not a Plan Debtor or a Confirmed Debtor

E.	REP	REP Investments LLC (“REP”)

F.	Fairholme	Fairholme Capital Management, LLC, on behalf of one or more of its managed funds or affiliates of such managed funds

[1]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Investment Agreement to which this Term Sheet is attached.

(“Fairholme”)

G.	Pershing	Pershing Square Capital Management, L.P., on behalf of one or more of its managed funds (“Pershing” and together with REP and Fairholme, the ”Purchasers”)

H.	Confirmed Plans	The chapter 11 plans of the Confirmed Debtors (the “Confirmed Plans”)

I.	CIA	Cornerstone Investment Agreement dated as of March 31, 2010 between REP and GGP (the “CIA”)

J.	Fairholme Stock Purchase Agreement	Stock Purchase Agreement dated as of March 31, 2010 between the purchasers parties thereto and GGP (the ”Fairholme SPA”)

K.	Pershing Stock Purchase Agreement	Stock Purchase Agreement dated as of March 31, 2010 between the purchasers parties thereto and GGP (the ”Pershing SPA” and together with the CIA and the Fairholme SPA, the “Investment Agreements”)
II.	TREATMENT OF CLAIMS AND INTERESTS

A.	DIP Loan Claims	• Treatment: Paid in full, in cash on the effective date (the ”Effective Date”) of the Plan.

•   The Plan Debtors may, at their option, satisfy all or a portion of the DIP Loan Claims through a conversion to New Common Stock (a ”DIP Conversion”), provided GGP engages in a “Qualified Rights Offering” in accordance with the terms of the order approving the DIP facility or on such other terms as the parties may agree.

B.	Allowed Administrative Expense Claims	• Treatment: Paid in full, in cash on the Effective Date or on such other terms as the parties may agree.

C.	Allowed Priority Non-Tax Claims	• Treatment: Paid in full, in cash on the Effective Date or on such other terms as the parties may agree.

D.	Allowed Priority Tax Claims
•   Treatment: At the Plan Debtors’ election, (i) paid in full, in cash on the Effective Date, (ii) receive the treatment provided for in section 1129(a)(9)(c) of the Bankruptcy Code or (iii) receive treatment on such other terms as the parties may agree.

E.	Allowed Secured Tax Claims
•   Treatment: At the Plan Debtors’ election, (i) paid in full, in cash on the Effective Date, (ii) receive the treatment provided for in section 1129(a)(9)(d) of the Bankruptcy Code or (iii) receive treatment on such other terms as the parties may agree.

F.	Allowed Mechanics’	• Treatment: Paid in full, in cash on the Effective Date, as well as any amounts allowed and required to be paid

Lien Claims
pursuant to section 506(b) of the Bankruptcy Code, including postpetition interest at the Federal Judgment Rate (as defined in the Confirmed Plans) unless there is an applicable contractual rate or rate of interest under state law, in which case interest shall be paid at such rate of interest, provided the claimant satisfies certain notice requirements consistent with those terms contained in the Confirmed Plans. The mechanics’ liens securing the Mechanics’ Lien Claims shall be deemed released and shall require no further action on the part of the holders of the Mechanics’ Lien Claims.

G.	Allowed Other Secured Claims
•   Treatment: At the Plan Debtors’ option, on the Effective Date, holders of allowed Other Secured Claims shall either (a) be reinstated and rendered unimpaired, (b) receive cash in an amount equal to such allowed Other Secured Claim plus any interest allowed and required to be paid under section 506(b) of the Bankruptcy Code, (c) receive the collateral securing its allowed Other Secured Claim or (d) such other treatment as the holder of the Other Secured Claim and the Plan Debtors may agree.

H.	Rouse 8.00% Note Claims
•   Treatment: On the Effective Date, the Allowed Rouse 8.00% Note Claims shall be satisfied in full, in cash or shall receive such other treatment as is permissible pursuant to section 1129 of the Bankruptcy Code. In addition, the Plan Debtors shall pay in cash any outstanding reasonable agent or trustee fees and expenses provided for under the applicable indenture.

I.	Rouse 3.625% Note Claims
•   Treatment: On the Effective Date, the Allowed Rouse 3.625% Note Claims shall be satisfied in full, in cash or shall receive such other treatment as is permissible pursuant to section 1129 of the Bankruptcy Code. In addition, the Plan Debtors shall pay in cash any outstanding reasonable agent or trustee fees and expenses provided for under the applicable indenture.

J.	Rouse 5.375% Note Claims
•   Treatment: On the Effective Date, the Allowed Rouse 5.375% Note Claims (i) shall be cured and reinstated in accordance with section 1124 of the Bankruptcy Code or at the option of such holders, shall be satisfied in cash at par plus accrued interest at the stated non-default contract rate and shall be deemed to have waived any other claims, or (ii) shall receive such other treatment as is permissible under section 1129 of the Bankruptcy Code. In addition, the Plan Debtors shall pay in cash any outstanding reasonable agent or trustee fees and expenses provided for under the applicable indenture.

K.	Rouse 6 3/4% Note Claims
•   Treatment: On the Effective Date, the Allowed Rouse 6 3/4% Note Claims (i) shall be cured and reinstated in accordance with section 1124 of the Bankruptcy Code or at the option of such holders, shall be satisfied in cash at par plus accrued interest at the stated non-default contract rate and shall be deemed to have waived any other claims, or (ii) shall receive such other treatment as is permissible under section 1129 of the Bankruptcy Code. In addition, the Plan Debtors shall pay in cash any outstanding reasonable agent or trustee fees and expenses provided for under the applicable indenture.

L.	Rouse 7.20% Note Claims
•   Treatment: On the Effective Date, the Allowed Rouse 7.20% Note Claims (i) shall be cured and reinstated in accordance with section 1124 of the Bankruptcy Code or at the option of such holders, shall be satisfied in cash at par plus accrued interest at the stated non-default contract rate and shall be deemed to have waived any other claims, or (ii) shall receive such other treatment as is permissible under section 1129 of the Bankruptcy Code. In addition, the Plan Debtors shall pay in cash any outstanding reasonable agent or trustee fees and expenses provided for under the applicable indenture.

M.	2006 Bank Loan Claims
•   Treatment: On the Effective Date, the Allowed 2006 Bank Loan Claims shall be satisfied in full, in cash. In addition, the Plan Debtors shall pay in cash any outstanding reasonable agent fees and expenses provided for under the applicable loan agreement.

N.	144A Exchangeable Notes Claims
•   Treatment: On the Effective Date, the Allowed 144A Exchangeable Note Claims (i) shall be cured and reinstated in accordance with section 1124 of the Bankruptcy Code or at the option of such holders, shall be satisfied in cash at par plus accrued interest at the stated non-default contract rate and shall be deemed to have waived any other claims, or (ii) shall receive such other treatment as is permissible under section 1129 of the Bankruptcy Code. In addition, the Plan Debtors shall pay in cash any outstanding reasonable agent or trustee fees and expenses provided for under the applicable indenture.

O.	2006 Trust Preferred Shared and Junior Subordinated Notes
•   Treatment: On the Effective Date, the Allowed TRUPs Claims shall be cured and reinstated in accordance with section 1124 of the Bankruptcy Code or shall receive such other treatment permissible under section 1129 of

	(the “TRUPs Claims”)	the Bankruptcy Code. In addition, the Plan Debtors shall pay in cash any outstanding reasonable trustee fees and expenses provided for under the applicable trust agreement.

P.	Allowed General Unsecured Claims
•   Treatment: On the Effective Date, holders of Allowed General Unsecured Claims shall (i) receive payment in full, in cash with postpetition interest at the Federal Judgment Rate, unless there is an applicable contractual rate or rate of interest under state law, in which case interest shall be paid at such rate of interest, provided the claimant satisfies certain notice requirements consistent with those terms contained in the Confirmed Plans or (ii) shall receive such other treatment permissible under section 1129 of the Bankruptcy Code.

Q.	Partner Note GGP/Homart II, L.L.C. Claims
•   Treatment: On the Effective Date, at the election of the Plan Debtors, the Allowed Partner Note GGP/Homart II L.L.C. Claims (i) shall be cured and reinstated in accordance with section 1124 of the Bankruptcy Code, (ii) shall be satisfied in full, in cash or (iii) shall receive such other treatment permissible under section 1129 of the Bankruptcy Code.

R.	Partner Note GGP Ivanhoe, Inc. Claims
•   Treatment: On the Effective Date, at the election of the Plan Debtors, the Allowed Partner Note GGP Ivanhoe, Inc. Claims (i) shall be cured and reinstated in accordance with section 1124 of the Bankruptcy Code, (ii) shall be satisfied in full, in cash or (iii) shall receive such other treatment permissible under section 1129 of the Bankruptcy Code. In the event the holders of Allowed Partner Note GGP Ivanhoe, Inc. Claims are reinstated, the guaranty currently securing the obligations under the GGP Ivanhoe, Inc. Partner Note shall be affirmed and shall continue post emergence.

S.	GGP TRS Retained Debt Claims	• Treatment: On the Effective Date, the joint venture agreement between GGP LP and TRS JV Holdco, LLC shall be assumed, and the Plan Debtors shall make any cure payments required thereunder.

T.	Allowed Project Level Debt Guaranty Claims[2]
•   Treatment: On the Effective Date, at the election of the Plan Debtors, the holders of allowed Project Level Debt Guaranty Claims shall receive a replacement guaranty or such other treatment under the Plan as contemplated

[2]	Allowed Project Level Debt Guaranty Claims include Existing Credit Enhancement Claims (as such term is defined in the Confirmed Plans) with respect to the Special Consideration Properties (as such term is defined in the Confirmed Plans).

by the Confirmed Plans.

U.	Allowed Hughes Heirs Obligations
•   Treatment: On the Effective Date, the holders of allowed Hughes Heirs Obligations shall receive property of a value (a) as agreed to by the Debtors and such holders or (b) ordered by the Bankruptcy Court, in satisfaction of the allowed amount of their claims or interests; provided that, to the extent permissible, the Hughes Heirs Obligations may be satisfied, in whole or in part, through the issuance of GGO Stock.

V.	Intercompany Obligations
•   Treatment: On the Effective Date, Intercompany Obligations shall be reinstated and treated in the ordinary course of business or eliminated in the ordinary course of business, including the elimination of any Intercompany Obligations owed to or from any entities to be transferred to GGO.

W.	GGPLP LLC Preferred Equity Interests
•   Treatment: On the Effective Date, the holder of GGPLP LLC preferred equity interests (“GGPLP LLC Preferred Equity Interests”) will receive (a) a distribution of Cash based on its share of dividends accrued and unpaid prior to the Effective Date and (b) reinstatement of its preferred units in Reorganized GGPLP LLC, which shall be in the same number of preferred units in Reorganized GGPLP LLC as it held as of the Record Date in GGPLP LLC, provided, however, that any prepetition redemption or conversion rights held by such holder (subject to any rights of GGP) shall be deemed to have been revised to subsequently be redeemable or convertible into New Common Stock on conversion or redemption terms consistent with its prepetition agreement.

X.	GGPLP Preferred Equity Interests
•   Treatment: On the Effective Date, holders of GGPLP Preferred Equity Interests will receive (a) a distribution of Cash based on their pro rata share of dividends accrued and unpaid prior to the Effective Date and (b) may elect between (i) reinstatement of their preferred units in Reorganized GGPLP, which shall be in the same number of preferred units in Reorganized GGPLP as they held as of the Record Date in GGPLP, provided, however, that any prepetition indirect redemption or conversion rights to receive GGP Common Stock held by such holders (subject to any rights of GGP) shall be deemed to have been revised to subsequently be redeemable or convertible into New Common Stock on conversion or redemption terms consistent with their prepetition agreements, or (ii) being deemed to have converted their GGPLP Preferred Equity Interests to GGPLP common units and then to have put such

GGPLP common units to GGPLP, effective the day prior to the Record Date, and GGP will assume GGPLP’s obligation under such put and satisfy this obligation with New Common Stock and GGO Stock as if such holders had exercised their rights on the day immediately preceding the Record Date.

Y.	GGPLP Common UPREIT Units
•   Treatment: On the Effective Date, GGPLP Common UPREIT Units will receive (a) the same number of common units in Reorganized GGPLP as they held as of the Record Date, provided, however, that any prepetition redemption or conversion rights held by such GGPLP Common UPREIT Unit holders (subject to any rights of GGP) shall be deemed to have been revised to subsequently be convertible into New Common Stock on conversion or redemption terms consistent with their prepetition agreement, plus (b) GGO Common Stock calculated as if their GGPLP Common UPREIT Units were converted to GGP Common Stock on the day before the Record Date.

Z.	GGP Common Stock	• Treatment: On the Effective Date, each holder of GGP Common Stock shall receive its proportionate share of (i) the New Common Stock and (ii) the GGO Share Distribution.

AA.	Outstanding Warrants
•   Treatment: On the Effective Date, the outstanding Warrants (as such term is defined in the Investment Agreements) shall be cancelled and each holder of the Warrants (or certain qualifying affiliates) shall receive fully vested warrants to purchase New Common Stock and fully vested warrants to purchase GGO Common Stock, in each case, in such numbers and on such terms as provided in the applicable Investment Agreement.

BB.	Outstanding Options
•   Treatment: On the Effective Date, each holder of an outstanding option to purchase GGP Common Stock shall receive on account of such option, an option to purchase New Common Stock and an option to purchase GGO Common Stock.

III.	CLOSING DATE DEBT AND GGO PROMISSORY NOTE

A.	Closing Date Net Debt and GGO Promissory Note	• The Closing Date Net Debt shall be determined in accordance with the CIA and the Plan and the GGO Promissory Note, if any, shall be issued on the Effective Date.

IV.	OTHER PLAN TERMS

A.	Executory Contracts and Unexpired Leases
•   All executory contracts (including employee benefit plans, insurance, supply contracts, etc.) and unexpired leases will be assumed unless expressly rejected under the Plan or through a separate motion.

B.	Provisions Concerning Resolution of Disputed, Contingent, and Unliquidated Claims and Claims Payable by Third Parties
•   The Plan will contain usual and customary provisions for resolving disputed, contingent and unliquidated claims and claims payable by third parties, including (to the extent appropriate) provisions consistent with the terms contained in the Confirmed Plans.

C.	Employee/ Officer/ Director Indemnification Obligations
•   The Plan Debtors’ indemnification obligations for employees, officers, directors, trustees or managers shall be deemed assumed, in accordance with the provisions in the Confirmed Plans, unless otherwise expressly rejected by separate motion or under the Plan.

D.	Provisions Concerning Plan Implementation	• The Plan shall provide for usual and customary means of implementation, including (to the extent appropriate) implementation provisions consistent with the terms contained in the Confirmed Plans.

E.	Transfer Restrictions
•   The plan shall provide that, in addition to the covenants set forth in the Non Control Agreement, REP shall not sell, transfer or dispose of (x) any Shares, New Warrants, or shares issuable upon exercise of the New Warrants during the period from and after the Closing Date to the six (6) month anniversary of the Closing Date, (y) in excess of (A) 8.25% of the Shares and (B) 8.25% of the New Warrants or shares issuable upon exercise of the New Warrants, in the aggregate, during the period from and after the six (6) month anniversary of the Closing Date to the one (1) year anniversary of the Closing Date and (z) in excess of (A) 16.5% of the Shares and (B) 16.5% of the New Warrants or the shares issuable upon exercise of the New Warrants, in the aggregate (and taken together with any Transfers effected under clause (y)), during the period from and after the six (6) month anniversary of the Closing Date to the eighteen (18) month anniversary of the Closing Date. For clarity, Purchaser shall not be restricted from Transferring any Shares, New Warrants, or shares issuable upon exercise of the New Warrants from and after the eighteen (18) month anniversary of the Closing Date.

F.	Insurance Policies, Benefit Plans, Surety	• The Plan Debtors’ insurance policies, benefit plans, workers’ compensation claims, and surety bonds shall

	Bonds	be treated in a manner consistent with that provided in the Confirmed Plans.

G.	Retention of Causes of Action	• All causes of action shall vest with GGP or GGO, as applicable

H.	Conditions for Consummation and Confirmation	• Usual and customary for transactions of this type

I.	Discharge, Releases and Exculpation	• The Plan will contain discharge, release and exculpation provisions in a manner consistent with those provided in the Confirmed Plans.

J.	Governing Law	• To the extent the Bankruptcy Code or other federal law does not apply, New York law shall govern.

EXHIBIT D
CONTAINS CONFIDENTIAL INFORMATION AND HAS BEEN OMITTED ACCORDINGLY

EXHIBIT E — FORM OF WARRANT AGREEMENT
SUPERCEDED BY EXHIBIT C TO EXHIBIT 99.3 AND HAS BEEN OMITTED ACCORDINGLY.